                                                                EXHIBIT 10(j)(2)

===============================================================================





                         UNIVERSAL FOREST PRODUCTS, INC.



                                 NOTE AGREEMENT




                          Dated as of December 18, 2002


          Re: $15,000,000 5.63% Series 2002-A Senior Notes, Tranche A,
                              Due December 18, 2009
                                       and
            $40,000,000 6.16% Series 2002-A Senior Notes, Tranche B,
                              Due December 18, 2012







===============================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                            HEADING                                PAGE

SECTION 1.          DESCRIPTION OF NOTES AND COMMITMENT......................1

    Section 1.1.    Description of Notes.....................................1
    Section 1.2.    Commitment, Closing Date.................................2
    Section 1.3.    Other Agreements.........................................2
    Section 1.4.    Additional Series of Notes...............................3
    Section 1.5.    Subsidiary Note Guaranty.................................3

SECTION 2.          PREPAYMENT OF NOTES......................................4

    Section 2.1.    Required Prepayments.....................................4
    Section 2.2.    Optional Prepayment with Premium.........................4
    Section 2.3.    Prepayment of Notes upon Change of Control...............4
    Section 2.4.    Notice of Optional Prepayments...........................5
    Section 2.5.    Application of Prepayments...............................6
    Section 2.6.    Direct Payment...........................................6

SECTION 3.          REPRESENTATIONS..........................................6

    Section 3.1.    Representations of the Company...........................6
    Section 3.2.    Representations of the Purchaser.........................7

SECTION 4.          CLOSING CONDITIONS.......................................7

    Section 4.1.    Conditions...............................................7
    Section 4.2.    Waiver of Conditions.....................................9
    Section 4.3.    Conditions to Issuance of Additional Notes...............9

SECTION 5.          COMPANY COVENANTS.......................................10

    Section 5.1.    Corporate Existence, Etc................................10
    Section 5.2.    Insurance...............................................10
    Section 5.3.    Taxes, Claims for Labor and Materials;
                             Compliance with Laws...........................10
    Section 5.4.    Maintenance, Etc........................................11
    Section 5.5.    Nature of Business......................................11
    Section 5.6.    Consolidated Net Worth..................................11
    Section 5.7.    Fixed Charges Coverage Ratio............................12
    Section 5.8.    Limitations on Current Debt and Funded Debt.............12
    Section 5.9.    Limitation on Liens.....................................13
    Section 5.10.   Mergers, Consolidations and Sales of Assets.............15
    Section 5.11.   Guaranties..............................................18
    Section 5.12.   Notes to Rank Pari Passu................................19

    Section 5.13.   Repurchase of Notes.....................................19
    Section 5.14.   Transactions with Affiliates............................19
    Section 5.15.   Termination of Pension Plans............................19
    Section 5.16.   Reports; Rights of Inspection; Retention of Consultants.19
    Section 5.17.   Guaranty by Subsidiaries................................23
    Section 5.18.   Stock Pledge Agreement..................................24
    Section 5.19.   Designation of Subsidiaries.............................25

SECTION 6.          EVENTS OF DEFAULT AND REMEDIES THEREFOR.................25

    Section 6.1.    Events of Default.......................................25
    Section 6.2.    Notice to Holders.......................................27
    Section 6.3.    Acceleration of Maturities..............................28
    Section 6.4.    Rescission of Acceleration..............................28

SECTION 7.          AMENDMENTS, WAIVERS AND CONSENTS........................29

    Section 7.1.    Consent Required........................................29
    Section 7.2.    Solicitation of Holders.................................29
    Section 7.3.    Effect of Amendment or Waiver...........................30

SECTION 8.          INTERPRETATION OF AGREEMENT; DEFINITIONS................30

    Section 8.1.    Definitions.............................................30
    Section 8.2.    Accounting Principles...................................43
    Section 8.3.    Directly or Indirectly..................................43

SECTION 9.          MISCELLANEOUS...........................................43

    Section 9.1.    Registered Notes........................................43
    Section 9.2.    Exchange of Notes.......................................44
    Section 9.3.    Loss, Theft, Etc. of Notes..............................44
    Section 9.4.    Expenses, Stamp Tax Indemnity...........................44
    Section 9.5.    Powers and Rights Not Waived; Remedies Cumulative.......45
    Section 9.6.    Notices.................................................45
    Section 9.7.    Environmental Indemnity and Covenant Not to Sue.........45
    Section 9.8.    Successors and Assigns..................................46
    Section 9.9.    Survival of Covenants and Representations...............46
    Section 9.10.   Severability............................................46
    Section 9.11.   Governing Law...........................................46
    Section 9.12.   Submission to Jurisdiction..............................47
    Section 9.13.   Captions................................................47

Signatures..................................................................48

ATTACHMENTS TO NOTE AGREEMENT:

SCHEDULE I        --  Names and Addresses of the Purchasers and Amounts of Commitments

SCHEDULE II       --  Funded Debt; Liens Securing Funded Debt (including Capitalized Leases); Subsidiaries; and
                      Restricted Subsidiaries as of the first and second Closing Date

SCHEDULE III      --  Environmental Obligations

EXHIBIT A-1       --  Form of 5.63% Series 2002-A Senior Note, Tranche A, due December 18, 2009

EXHIBIT A-2       --  Form of 6.16% Series 2002-A Senior Note, Tranche B, due December 18, 2012

Exhibit B-1       --  Form of Subsidiary Note Guaranty

Exhibit B-2       --  Intercreditor Agreement

EXHIBIT C         --  Representations and Warranties of the Company

EXHIBIT D         --  Description of Special Counsel's Closing Opinion

EXHIBIT E         --  Description of Closing Opinion of Counsel to the Company

EXHIBIT F         --  Form of Supplement to Note Agreement

                         UNIVERSAL FOREST PRODUCTS, INC.
                            2801 EAST BELTLINE, N.E.
                          GRAND RAPIDS, MICHIGAN 49525


                                 NOTE AGREEMENT


          Re: $15,000,000 5.63% Series 2002-A Senior Notes, Tranche A,
                              Due December 18, 2009
                                       and
            $40,000,000 6.16% Series 2002-A Senior Notes, Tranche B,
                              Due December 18, 2012

                                                                     Dated as of
                                                               December 18, 2002


To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Ladies and Gentlemen:

         The undersigned, Universal Forest Products, Inc., a Michigan corporation (the "Company"), agrees with you as follows:

SECTION 1.           DESCRIPTION OF NOTES AND COMMITMENT.

         Section 1.1. Description of Notes. (a) The Company will authorize the issue and sale of:

                   (i) $15,000,000 aggregate principal amount of its 5.63% Series 2002-A Senior Notes, Tranche A (the "Tranche A Notes"), to be dated the date of issue, to bear interest from such date at the rate of 5.63% per annum, payable semiannually on the 18th day of June and December in each year (commencing June 18, 2003) and at maturity and to bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to mature on December 18, 2009, and to be substantially in the form attached hereto as Exhibit A-1; and

                  (ii) $40,000,000 aggregate principal amount of its 6.16% Series 2002-A Senior Notes, Tranche B (the "Tranche B Notes"), to be dated the date of issue, to bear interest from such date at the rate of 6.16% per annum, payable semiannually on the 18th day of June and December in each year (commencing June 18, 2003) and at maturity and to bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to mature on December 18, 2012, and to be substantially in the form attached hereto as Exhibit A-2. The Series 2002-A Notes, together with each series of Additional Notes which may from time to time be issued pursuant to the provisions of SECTION 1.4, are sometimes hereinafter collectively referred to as the "Notes".

         (b) Interest on the Series 2002-A Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Series 2002-A Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in SECTION 2. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in SECTION 8.1 unless the context shall otherwise require.

         Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, the Series 2002-A Notes in the principal amount and of the tranche set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

         Delivery of the Series 2002-A Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Harris Bank, ABA No.: 071000288, Account
Name: Universal Forest Products, Inc.--Concentration Account, Account No.:
434-473-3, in the amount of the purchase price at 10:00 A.M., Chicago time, on December 18, 2002 (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note of each tranche in the form attached hereto as Exhibits A-1 and A-2, as the case may be, for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee as may be specified in Schedule I attached hereto.

         Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount and the tranche of Series 2002-A Notes set opposite such Purchaser's name in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers, together with any Supplement, are herein collectively referred to as the "Agreements". The obligations of each Purchaser, and the obligations of the Additional Purchasers under the Supplements, shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser or have any obligation under any Supplement or any liability to any Person for the performance or non-performance by any Additional Purchaser thereunder.

         Section 1.4. Additional Series of Notes. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "Supplement") substantially in the form attached hereto as Exhibit
F. Each additional series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

                   (i) each series of Additional Notes, when so issued, shall be differentiated from all previous series by year and sequential alphabetical designation inscribed thereon;

                  (ii) Additional Notes of the same series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity;

                 (iii) each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued;

                  (iv) each series of Additional Notes issued under this Agreement shall be in substantially the form attached hereto as Exhibit 1 to Exhibit F with such variations, omissions and insertions as are necessary or permitted hereunder;

                   (v) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

                  (vi) all Additional Notes shall constitute Senior Funded Debt of the Company and shall rank pari passu with all other outstanding Notes; and

                 (vii) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

         Section 1.5. Subsidiary Note Guaranty. The payment by the Company of all amounts due in respect of the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by Tresstar, LLC, UFP Ventures, Inc., UFP Ventures II, Inc., Universal Forest Products of Modesto LLC, UFP Real Estate, Inc., Universal Forest Products Eastern Division, Inc., Universal Forest Products Western Division, Inc., Shoffner Holding Company, Inc., Universal Forest Products Shoffner, LLC, Syracuse Real Estate, LLC, Universal Forest Products Indiana Limited Partnership, Universal Forest Products Texas Limited Partnership, Universal Forest Products Holding Company, Inc., Universal Forest Products Reclamation Center, Inc., Universal Truss, Inc. and Consolidated Building Components, Inc. (individually, an "Existing Subsidiary Guarantor"; and, collectively, the

"Existing Subsidiary Guarantors") pursuant to a Guaranty Agreement dated as of the Closing Date (the "2002 Subsidiary Note Guaranty") substantially in the form attached hereto as Exhibit B-1. Without limiting the foregoing, enforcement of the rights and benefits in respect of the 2002 Subsidiary Note Guaranty will be subject to an Intercreditor Agreement dated as of November 13, 1998 (the "Intercreditor Agreement") among the Creditors (as defined therein) and Bank One, N.A., as Collateral Agent, and to be joined by the Purchasers and any Additional Purchasers.

SECTION 2.           PREPAYMENT OF NOTES.

         Section 2.1. Required Prepayments. There shall be no required prepayment of any tranche of the Series 2002-A Notes prior to the stated maturity thereof. Any Additional Notes shall be subject to required prepayment only as set forth in the applicable Supplement.

         Section 2.2. Optional Prepayment with Premium. Upon compliance with
SECTION 2.4, the Company shall have the privilege, at any time and from time to time, of prepaying any tranche of the Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000), by payment of the principal amount of such tranche, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this SECTION 2.2.

         Section 2.3. Prepayment of Notes upon Change of Control. (a)(1) In the event that any Change of Control shall occur, the Company will give written notice (the "Company Notice") of such fact in the manner provided in SECTION 9.6 to the holders of the Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than three Business Days following the occurrence of any Change of Control. The Company Notice shall (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this SECTION 2.3 and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this SECTION 2.3, (3) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment, and a premium equal to the then applicable Make-Whole Amount, and (4) specify a date for such prepayment (the "Change of Control Prepayment Date"), which Change of Control Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Company Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a "Noteholder Notice") given not later than 20 days after receipt of the Company Notice. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this SECTION 2.3(a) within such 20 day period shall be deemed to constitute an acceptance of such offer by such holder. The Company shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment or which have failed in writing to accept or reject such offer within such 20 day period. The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole

Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this SECTION 2.3(a).

         (2) Without limiting clause (1) of this SECTION 2.3(a), the Company shall immediately after any Responsible Officer has knowledge of an event which in the judgment of such Responsible Officer or the Board of Directors of the Company is reasonably likely to occur which would constitute a Change of Control and in any event no later than three Business Days thereafter, give written notice of such fact in the manner provided in SECTION 9.6 to the holders of the Notes.

         (b) Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice required by SECTION 2.3(a), each holder of the Notes shall have the right, by delivery of written notice to the Company, to require the Company upon the occurrence of a Change of Control to prepay, and the Company will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment, and a premium equal to the then applicable Make-Whole Amount. Notice of any required prepayment pursuant to this SECTION 2.3(b) shall be delivered by any holder of the Notes which was entitled to, but did not receive, such Company Notice to the Company at any time after such holder has actual knowledge of such Change of Control. On the date (the "Change of Control Delayed Prepayment Date") designated in such holder's notice (which shall be not more than 90 days nor less than 30 days following the date of such holder's notice), the Company shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment, and a premium equal to the then applicable Make-Whole Amount. If the holder of any Note gives any notice pursuant to this SECTION 2.3(b), the Company shall give a Company Notice within three Business Days of receipt of such notice and identify the Change of Control Delayed Prepayment Date to all other holders of the Notes and each of such other holders shall then and thereupon have the right to accept the Company's offer to prepay the Notes held by such holder in full and require prepayment of such Notes by delivery of a Noteholder Notice within 20 days following receipt of such Company Notice; provided only that any date for prepayment of such holder's Notes shall be the Change of Control Delayed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this SECTION 2.3(b) within such 20 day period shall be deemed to constitute an acceptance of such offer by such holder. On the Change of Control Delayed Prepayment Date, the Company shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment or which has failed to accept or reject such offer within such 20 day period, in any such case at a prepayment price equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this SECTION 2.3(b).

         Section 2.4. Notice of Optional Prepayments. The Company will give notice of any prepayment of any tranche of the Notes pursuant to SECTION 2.2 to each holder of such tranche of not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes of such tranche to be prepaid on such date, (c) that the Make-Whole Amount may be payable, (d) the date when such Make-Whole Amount will be calculated, (e) the estimated Make-Whole Amount, and
(f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole Amount, if any, payable with respect to such tranche shall become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note of the tranche to be prepaid written notice of the Make-Whole Amount, if any, payable in connection with such prepayment and, whether or not any Make-Whole Amount is payable, a reasonably detailed computation thereof.

         Section 2.5. Application of Prepayments. All partial prepayments made pursuant to SECTION 2.2 shall be applied on all outstanding Notes of the same tranche ratably in accordance with the unpaid principal amounts thereof. All partial prepayments made pursuant to SECTION 2.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

         Section 2.6. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this SECTION 2.6 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and Make-Whole Amount, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto (or Schedule I to any Supplement) or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto (or Schedule I to any Supplement) or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, no later than 11:00 a.m. Eastern Standard Time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. If for any reason whatsoever the Company does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.

SECTION 3.           REPRESENTATIONS.

         Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit C are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

         Section 3.2. Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes, it being understood, however, that the disposition of your property shall at all times be and remain within your control.

         (b) You further represent that either: (1) you are acquiring the Notes with your "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; (2) no part of such funds constitutes assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of section 4975(e)(1) of the Code; or (3) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase and the Company has advised you in writing (and in making the representations set forth in this clause (3) you are relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by you as aforesaid (for the purpose of this clause
(3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this SECTION 3.2(b), the terms "separate account", "party-in-interest", "employer securities" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

SECTION 4.           CLOSING CONDITIONS.

         Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

                   (a) Closing Certificates. (1) Concurrently with the delivery of the Notes on the Closing Date, you shall have received a certificate dated the Closing Date, signed by a Responsible Officer of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that
         (i) the representations and warranties of the Company set forth in Exhibit C hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing; and

                   (2) You shall have received a certificate dated the Closing Date, signed by an authorized officer of each of the Existing Subsidiary Guarantors, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Existing Subsidiary Guarantors set forth in the 2002 Subsidiary Note Guaranty are true and correct on and with respect to the Closing Date, (ii) each Existing Subsidiary Guarantor has performed all of its obligations under the 2002 Subsidiary Note Guaranty which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

                   (b) 2002 Subsidiary Note Guaranty and Intercreditor Agreement. (1) The 2002 Subsidiary Note Guaranty shall have been duly executed and delivered by the parties thereto to you and shall be in full force and effect and you shall have received true, correct and complete copies thereof; and

                   (2)     You shall have joined the Intercreditor Agreement.

                   (c) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Varnum, Riddering, Schmidt & Howlett, counsel for the Company and the Initial Subsidiary Guarantors, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits D and E, respectively, hereto.

                   (d) Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Company and each of the Existing Subsidiary Guarantors as you may reasonably request in order to establish the existence and good standing of the Company and each of the Existing Subsidiary Guarantors and the authorization of the transactions contemplated by this Agreement and the 2002 Subsidiary Note Guaranty.

                   (e) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in SECTION 1.3.

                   (f) Private Placement Numbers. On or prior to the Closing Date, special counsel to the Purchasers shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for each tranche of the series of Notes being sold on the Closing Date.

                   (g) Funding Instructions. At least three Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds on the Closing Date and setting forth (1) the name of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, (4) the purchase price of the Notes to be purchased by you, and (5) the name and telephone number of the account representative responsible for verifying receipt of such funds.

                   (h) Special Counsel Fees. Concurrently with the delivery of the Notes to you on the Closing Date, the reasonable charges and disbursements of Chapman and Cutler, your special counsel, shall have been paid by the Company to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

                   (i) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "basket provisions" to such laws).

                   (j) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement and the 2002 Subsidiary Note Guaranty, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in SECTION 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in SECTION 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this
SECTION 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

         Section 4.3. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

                   (a) Compliance Certificate. A duly authorized Responsible Officer shall execute and deliver to each Additional Purchaser an Officer's Certificate dated the date of issue of such Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of SECTIONS 5.6, 5.7, 5.8, 5.9 and 5.10 on such date.

                   (b) Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit F hereto.

                   (c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in SECTION 3 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

SECTION 5.           COMPANY COVENANTS.

         From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

         Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, if in the case of any such license or permit, the failure to preserve and keep the same could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prevent any transaction permitted by SECTION 5.10.

         Section 5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; provided that nothing contained in this SECTION 5.2 shall be deemed or construed to prohibit the Company or any Restricted Subsidiary from self-insuring such risks as are customary for corporations having a net worth (determined in accordance with GAAP) comparable to the net worth of the Company or such Restricted Subsidiary, as the case may be, and engaged in the same or a similar business and owning and operating similar properties.

         Section 5.3. Taxes, Claims for Labor and Materials; Compliance with Laws. (a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided that the Company or such Restricted Subsidiary shall not be required to pay or make a filing with regard to any such tax, assessment, charge, levy, account payable or claim if (1)(i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto, or (2) the non-payment of any such tax, assessment, charge, levy, account payable or claim could not reasonably be expected to have a Material Adverse Effect, or (3) to the extent that failure to pay any of the foregoing or comply with any of the foregoing relates solely to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors and if all such non Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Restricted Subsidiary (but the Company shall provide notice to the holders of the Notes of the occurrence of any such failure to comply or failure to pay described in this proviso).

         (b) The Company will promptly comply and will cause each Restricted Subsidiary to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect or would result in any Lien not permitted under
SECTION 5.9, provided that the foregoing does not apply to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors if all such non Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Restricted Subsidiary.

         Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency and marketability thereof shall not be materially impaired or materially degraded, if the failure to complete any such repair, replacement, renewal or addition could reasonably be expected to have a Material Adverse Effect.

         Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement and described in the Offering Materials.

         Section 5.6. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (a) $155,000,000 plus (b) 50% of Consolidated Net Earnings for the fiscal quarter of the Company ending in December, 1998 and each fiscal year of the Company ending thereafter, provided that if such Consolidated Net Earnings of the Company is negative for the fiscal quarter ending in December, 1998 or any fiscal year thereafter, as the case may be, the amount added for such fiscal quarter or year shall be zero and it shall not reduce the amount added for any other fiscal year, and plus 100% of the net proceeds from the sale or other transfer of any capital stock of the Company.

         Section 5.7. Fixed Charges Coverage Ratio. The Company will at all times keep and maintain the ratio of Consolidated Net Earnings Available for Fixed Charges for any four of the immediately preceding five fiscal quarters (taken as a single accounting period) to Consolidated Fixed Charges for such period at not less than 1.75 to 1.00.

         For purposes of calculations under this SECTION 5.7, Consolidated Net Earnings Available for Fixed Charges and Consolidated Fixed Charges shall be adjusted for the period in respect of which any such calculation is being made to give effect to (i) the audited "net earnings" (determined in a manner consistent with the definition of "Consolidated Net Earnings" contained in this Agreement) of any business entity acquired by the Company or any Restricted Subsidiary (the "Acquired Business") and (ii) all Indebtedness incurred by the Company or any Restricted Subsidiary in connection with such acquisition, and shall be computed as if the Acquired

Business had been a Restricted Subsidiary throughout the period and all Indebtedness incurred in connection with such acquisition had been incurred at the beginning of such period in respect of which such calculation is being made. In the case of any business entity acquired during the twelve calendar month period immediately preceding the date of any determination hereunder whose financial records are not, and are not required to be in accordance with applicable laws, rules and regulations, audited by the Company's independent public accountants at the time of the acquisition thereof, the Company shall base such determination upon the Company's internally audited net earnings of such business entity for the immediately preceding fiscal year or the net earnings of such business entity as audited by such business entity's independent auditors for the immediately preceding fiscal year.

         Section 5.8. Limitations on Current Debt and Funded Debt. (a) The Company will not permit or suffer the Adjusted Leveraged Ratio to be greater than 0.60 to 1.0 at any time.

         (b) The Company will not, and will not permit any Restricted Subsidiary to, create, assume, guarantee or otherwise incur or any in manner be or become liable in respect of (1) any Current Debt or Funded Debt of the Company or any Restricted Subsidiary secured by Liens permitted by SECTION 5.9(a)(8), or (2) any other Current Debt or Funded Debt of a Restricted Subsidiary (other than Qualified Current Debt and Qualified Funded Debt of a Restricted Subsidiary Guarantor), or (3) any Attributable Indebtedness of Sale and Leaseback Transactions of the Company or any Restricted Subsidiary, unless at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, the sum of (A) Current Debt and Funded Debt of the Company and its Restricted Subsidiaries secured by Liens permitted by SECTION 5.9(a)(8), plus (without duplication) (B) Current Debt and Funded Debt of Restricted Subsidiaries (other than Qualified Current Debt and Qualified Funded Debt of Restricted Subsidiary Guarantors) and
(C) Attributable Indebtedness of Sale and Leaseback Transactions of the Company and its Restricted Subsidiaries would not exceed 15% of Consolidated Net Worth.

         (c) Any Person which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this SECTION 5.8 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Current Debt and Funded Debt of such Person existing immediately after it becomes a Restricted Subsidiary.

         Section 5.9. Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                   (1) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by SECTION 5.3 and the existence of such Lien would not materially and adversely affect the properties, business, profits, prospects or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries, taken as a whole;

                   (2) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; provided that the existence of such Lien would not materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries, taken as a whole;

                   (3) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, which in any such case would not materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries taken as a whole, provided that any obligation so secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (4) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company or of the Company and its Restricted Subsidiaries taken as a whole;

                   (5) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

                   (6) Liens existing as of the Closing Date and described on
         Schedule II hereto;

                   (7) Liens created or incurred after the Closing Date given to secure the payment of the purchase price, cost of improvement or cost of construction of property or assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property or assets at the time of acquisition thereof or at the time of acquisition or purchase by the Company or a Restricted Subsidiary of any business entity then owning such property or assets, whether or not such existing Liens were given to secure the payment of the purchase price of the property or assets to which they attach, provided that (1) the Lien shall attach solely to the property or assets acquired, purchased, improved or constructed,
         (2) such Lien shall have been created or incurred within 120 days of the date of acquisition or purchase or of completion of such improvement or construction, as the case may be, (3) at the time of acquisition or purchase or the date of completion of such improvement or construction, as the case may be, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property or assets, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the lesser of (i) the total purchase price, cost of improvement or cost of construction, as the case may be, or (ii) the fair market value at the time of acquisition or purchase or the date of completion of the improvement or construction of such property or assets (as determined in good faith by the Board of Directors of the Company) and (4) all such Funded Debt shall have been incurred within the limitations provided in SECTION 5.8(b);

                   (8) Liens created or incurred after the Closing Date given to secure Current Debt or Funded Debt of the Company and its Restricted Subsidiaries, in addition to the Liens permitted by the preceding clauses (1) through (7) of this SECTION 5.9(a), provided that all Current Debt and Funded Debt secured by Liens created or incurred pursuant to this clause (8) shall have been incurred within the limitations provided in SECTION 5.8(a) and (b);

                   (9) any extension, renewal or refunding of any Lien permitted by the preceding clause (6) of this SECTION 5.9(a) in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, and (iii) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist; and

                   (10) Liens created by any Stock Pledge Agreements.

         (b) In case any property, asset or income or profits therefrom is subjected to a Lien in violation of this SECTION 5.9, the Company will make or cause to be made provisions whereby the Notes will be secured equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable and ratable Lien on such property, asset, income or profits securing the Notes. Such violation of SECTION 5.9 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this SECTION 5.9(b), unless such Event of Default is waived by the Requisite Holders.

        Section 5.10. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other corporation, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

                   (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary which is a Domestic Restricted

         Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                   (2) the Company may consolidate or merge with any other corporation if (i) the corporation which results from such merger or consolidation (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the surviving corporation would be permitted by the provisions of SECTION 5.8(b) to incur at least $1.00 of additional Funded Debt;

                   (3) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to SECTION 5.10(c)) to any Person for consideration which represents the fair market value (as determined in good faith by the Board of Directors of the Company, a copy of which determination certified by the Secretary or an Assistant Secretary of the Company shall have been furnished to the holders of the Notes) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
         (iii) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring corporation would be permitted by the provisions of SECTION 5.8(b) to incur at least $1.00 of additional Funded Debt.

         (b) Notwithstanding any of the provisions of SECTION 5.10(a)(3), the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value); provided that the foregoing restrictions do not apply to:

                   (1) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or a Wholly-owned Restricted Subsidiary or of the Company to a Wholly-Owned Restricted Subsidiary; or

                   (2) the sale of such assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                            (i) such assets (valued at net book value) do not,
                  together with all other assets of the Company and its Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets, and such assets (valued at net book value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 25% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal quarter;

                           (ii) in the opinion of the Board of Directors of the
                  Company if the aggregate sale price of such assets is $1,000,000 or more and in the opinion of a Responsible Officer of the Company if the aggregate sale price of such assets is less than $1,000,000, the sale is for fair value and is in the best interests of the Company; and

                          (iii) immediately prior to and immediately after the
                  consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and
                  (B) the Company would be permitted by the provisions of
                  SECTION 5.8(b) to incur at least $1.00 of additional Funded Debt;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (A) the acquisition of property or assets useful and intended to be used in the operation of the Company and its Restricted Subsidiaries as described in SECTION 5.5 and similar in nature to the assets so sold and the purchase price of which is at least equal to that of the property or assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness (including, without limitation, the Notes) of the Company ranking pari passu with the Notes. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in SECTION 2.2.

         Computations pursuant to this SECTION 5.10(b) shall include dispositions made pursuant to SECTION 5.10(c) and computations pursuant to
SECTION 5.10(c) shall include dispositions made pursuant to this SECTION
5.10(b).

         (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Restricted Subsidiary Stock") or any Indebtedness of any Restricted Subsidiary, nor will any Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                  (1) the issue of directors qualifying shares; or

                  (2) the issue of Restricted Subsidiary Stock to the Company;
         or

                  (3) the sale or other disposition at one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Company and its Restricted Subsidiaries in any Restricted Subsidiary, provided that any sale or other disposition pursuant to this clause (3) of SECTION 5.10(c) must satisfy all of the following conditions:

                            (i) the assets (valued at the higher of net book
                  value or fair market value) of such Restricted Subsidiary do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets, and the assets (valued at the higher of net book value or fair market value) of such Restricted Subsidiary do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 25% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal quarter;

                           (ii) in the opinion of the Company's Board of
                  Directors, the sale is for fair value and is in the best interests of the Company;

                          (iii) immediately after the consummation of the
                  transaction and after giving effect thereto, such Restricted Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Company or of any Restricted Subsidiary and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by the Company or a Restricted Subsidiary; and

                           (iv) immediately prior to and immediately after the
                  consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of SECTION 5.8(b) to incur at least $1.00 of additional Funded Debt;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (A) the acquisition of property or assets useful and intended to be used in the operation of the Company and its Restricted Subsidiaries as described in SECTION 5.5 and similar in nature to the assets so sold and the purchase price of which is at least equal to that of the property or assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness (including, without limitation, the Notes) of the Company ranking pari passu with the Notes. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided SECTION 2.2.

         Computations pursuant to this SECTION 5.10(c) shall include dispositions made pursuant to SECTION 5.10(b) and computations pursuant to
SECTION 5.10(b) shall include dispositions made pursuant to this SECTION
5.10(c).

         Section 5.11. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement; provided that nothing contained in this SECTION 5.11 shall be deemed or construed to prohibit any Restricted Subsidiary from executing and delivering any new Subsidiary Note Guaranty or joining the 2002 Subsidiary Note Guaranty and the Existing Subsidiary Note Guaranty, as the case may be, as contemplated by Sections SECTION 1.5 and SECTION 5.17, respectively, or from executing and delivering any Subsidiary Bank Guaranty; provided that in each such case each beneficiary of any such Guaranty shall have entered into and become a party to the Intercreditor Agreement.

         Section 5.12. Notes to Rank Pari Passu. The Company will keep and maintain the Notes and all other obligations outstanding at any time under this Agreement as direct obligations of the Company ranking pari passu as against the assets of the Company with all other present and future unsecured Senior Indebtedness of the Company.

         Section 5.13. Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes.

         Section 5.14. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided that nothing contained in this SECTION 5.14 shall be deemed or construed to prohibit the Company from making Investments in Officer Notes; provided that the aggregate principal amount of all such Officer Notes at any one time outstanding shall not exceed $1,500,000 and the aggregate principal amount of all Officer Notes due and owing from any one officer of the Company at any one time outstanding shall not exceed $100,000.

        Section 5.15. Termination of Pension Plans. The Company will not and will not permit any Restricted Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Restricted Subsidiary pursuant to
Section 4068 of ERISA.

        Section 5.16. Reports; Rights of Inspection; Retention of Consultants.
(a) Reports. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this SECTION 5.16(a) and concurred in by the independent public accountants referred to in SECTION 5.16(a)(2)), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

                  (1) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                            (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                           (ii) a consolidated statement of earnings of the
                  Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                          (iii) a consolidated statement of cash flows and
                  shareholder's equity of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 5.16(a)(1);

                  (2) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as of the close of such fiscal year, and

                           (ii) consolidated statements of earnings,
                  shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year,

         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in paragraph (7) below, shall be deemed to satisfy the requirements of this SECTION 5.16(a)(2);

                   (3) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants; provided that nothing contained in this clause (3) shall be deemed or construed to require the Company or any Restricted Subsidiary to furnish to any holder of the Notes any interim or special audit made by any internal accountant employed by the Company or any Restricted Subsidiary;

                   (4) SEC and Other Reports. A copy of any SEC filing by the Company containing information of a financial nature and of any press release of the Company generally made available to stockholders of the Company concerning a Material development, in each case to be delivered promptly after becoming available;

                   (5) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan;

         (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                   (6) Officer's Certificates. Within the periods provided in paragraphs (1) and (2) above, a certificate of a senior financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of SECTION
         5.6 through SECTION 5.10 at the end of the period covered by the financial statements then being furnished, including, without limitation, computations (in sufficient detail) required in order to establish whether the Company was in compliance with the provisions of
         SECTION 5.7 at the end of each calendar month during the fiscal quarter then ended, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

                   (7) Accountants' Certificates. Within the period provided in paragraph (2) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and the officer's certificate delivered in accordance with paragraph (6) above for the quarterly fiscal period ending on the last day of the immediately preceding fiscal year, and stating further whether, in making their audit and reviewing such officer's certificate, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                   (8) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request;

                   (9) Unrestricted Subsidiaries. In the event that Unrestricted Subsidiaries account for more than 10% of the consolidated total assets of the Company and its Subsidiaries, or more than 10% of the consolidated revenue of the Company and its Subsidiaries, then each set of financial information delivered pursuant to paragraphs (1) and (2) of this SECTION 5.16(a) shall be accompanied by unaudited financial statements for all Unrestricted Subsidiaries of the Company taken as a group, together with consolidating statements reflecting eliminations or adjustments required to reconcile such group statements to the consolidated financial statements of the Company and its Subsidiaries; and

                  (10) Supplements. In the event that more than one series of Notes is issued under this Agreement, within 10 Business Days after the execution and delivery thereof, a copy of any Supplement.

         (b) Rights of Inspection. Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries), all at such reasonable times and as often as may be reasonably requested. Any visitation shall be at the sole expense of you or such Institutional Holder, unless a Default or Event of Default shall have occurred and be continuing or the holder of any Note or of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any written notice or takes any other action with respect to a claimed default, in which case, any such visitation or inspection shall be at the sole expense of the Company.

         (c) Retention of Consultants. If a Default or an Event of Default has occurred and is continuing, the Requisite Holders may request that the Company, at the sole cost and expense of the Company, retain a business, financial, pension or environmental consultant to review and analyze the reports required to be made by the Company pursuant to this SECTION 5.16 or to inspect the books of account, records, reports and other papers and the properties, operations and administration of the Company or any Restricted Subsidiary, and to submit written reports of such review, analysis or inspection to the holders of the Notes, and the Company agrees within fifteen (15) Business Days of such request to appoint a consultant which in the reasonable judgment of a Responsible Officer of the Company is qualified to complete such review and analysis and which consultant shall be reasonably acceptable to the Requisite Holders. The Company agrees that the Requisite Holders may, at the sole cost and expense of the Company, retain at any time a business, financial, pension or environmental consultant to review and analyze the reports required to be made by the Company pursuant to this SECTION 5.16 or to inspect the books of account, records, reports and other papers and the properties, operations and administration of the Company and any Restricted Subsidiary and to submit written reports of such review, analysis or inspection to the holders of the Notes. The Company agrees to give prompt written notice of any such request by the Requisite Holders to each of the other holders of the Notes and to furnish a copy of each such written report to each of the holders of the Notes.

        Section 5.17. Guaranty by Subsidiaries. (a) Subject to clause (b) of this SECTION 5.17, the Company will cause each Subsidiary which delivers a Guaranty after the Closing Date to concurrently enter into a Subsidiary Note Guaranty, and within three Business Days thereafter shall deliver to each of the holders of the Notes the following items:

                            (1) an executed counterpart of the Subsidiary Note
                  Guaranty or a joinder agreement pursuant to which such Subsidiary becomes a party to the 2002 Subsidiary Note Guaranty and the Existing Subsidiary Note Guaranty;

                            (2) a certificate signed by an executive officer of
                  such Subsidiary making representations and warranties to the effect of those contained in Sections 2, 10, 12 and 17 of Exhibit C to the Note Agreements, but with respect to such Subsidiary and such Subsidiary Note Guaranty and the 2002 Subsidiary Note Guaranty and Existing Subsidiary Note Guaranty;

                            (3) such documents and evidence with respect to such
                  Subsidiary as the Requisite Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Note Guaranty and the 2002 Subsidiary Note Guaranty and Existing Subsidiary Note Guaranty; and

                            (4) an opinion of counsel satisfactory to the
                  Requisite Holders to the effect that such Subsidiary Note Guaranty or the joinder agreement pursuant to which such Subsidiary has become a party to the 2002 Subsidiary Note Guaranty and the Existing Subsidiary Note Guaranty, as the case may be, has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                   (b) Notwithstanding the requirements of clause (a) of this
         SECTION 5.17, the Company shall not be required to comply therewith if, but only if, the Company can create or incur the Indebtedness evidenced by any Guaranty entered into by a Subsidiary within the limitations of
         SECTION 5.8(a) AND (b).

                   (c) Nothing contained in this SECTION 5.17 shall be deemed or construed to otherwise permit a Subsidiary of the Company to create, assume, guaranty or otherwise incur or in any manner be or become liable in respect of any Current Debt or Funded Debt which is not otherwise within the limitations of SECTION 5.8 and the other applicable provisions of this Agreement.

        Section 5.18. Stock Pledge Agreement. If the Company shall enter into a stock pledge agreement in form and substance satisfactory to the Requisite Holders (each, a "Stock Pledge Agreement") pursuant to which the Company shall grant to the Collateral Agent or any other Institutional Holder a pledge of and security interest in the capital stock of a Subsidiary, then and in such event, the Company shall concurrently with the execution and delivery of such Stock Pledge Agreement, deliver to each of the holders of the Notes the following items:

                  (a) an executed counterpart of such Stock Pledge Agreement;

                  (b) a certificate signed by an executive officer of the Company making representations and warranties to the effect of those contained in Sections 2, 10, 12 and 17 of Exhibit C to the Note Agreements, but with respect to such Stock Pledge Agreement and to the effect that such Stock Pledge Agreement constitutes a first and prior perfected security interest in the capital stock which is the subject of such Stock Pledge Agreement free and clear of all Liens of creditors of the Company, other than the Lien of such Stock Pledge Agreement;

                  (c) such modifications, amendments or supplements to the Intercreditor Agreement as may be deemed necessary by the Requisite Holders to confirm that any proceeds realized from the enforcement by the Collateral Agent or such other Institutional Holder of its rights pursuant to such Stock Pledge Agreement as pledgee of such capital stock shall be applied in accordance with the terms and provisions of the Intercreditor Agreement; and

                  (d) an opinion of independent counsel to the Company satisfactory to the Requisite Holders to the effect that (1) such Stock Pledge Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Company enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and
         (2) such Stock Pledge Agreement creates a valid and perfected first and prior security interest in and pledge of the capital stock of the Subsidiary which is the subject of such Stock Pledge Agreement.

        Section 5.19. Designation of Subsidiaries. The Company may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that:

                  (a) the Company shall have given not less than 10 days' prior written notice to the holders of the Notes that a senior financial officer has made such determination,

                  (b) at the time of such designation or redesignation and immediately after giving effect thereto: (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of SECTION 5.8(b) to incur at least $1.00 of additional Indebtedness,

                  (c) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving effect thereto:
         (i) all outstanding Indebtedness of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of
         SECTION 5.8 and (ii) all existing Liens of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of
         SECTION 5.9, other than SECTION 5.9(6) (notwithstanding that any such Lien existed as of the Closing Date), and

                  (d) the designation of a Subsidiary as "Restricted" or "Unrestricted" shall not be changed more than twice.

SECTION 6.           EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

                  (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in SECTION 2.1; or

                  (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

                  (d) Default shall occur in the observance or performance of any covenant or agreement contained in SECTION 5.6 through SECTION 5.11; or

                  (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the occurrence thereof; or

                  (f) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness for borrowed money (other than the Notes) of the Company or any Restricted Subsidiary aggregating in excess of $3,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto, provided that an Event of Default shall not be deemed to have occurred under SECTION 6.1(f) if any of the foregoing events occur only with respect to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors and if all such non-Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Restricted Subsidiary; or

                  (g) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness for borrowed money (other than the Notes) of the Company or any Restricted Subsidiary aggregating in excess of $3,000,000 is outstanding and such default or event shall result in the acceleration of the maturity of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary outstanding thereunder, provided that an Event of Default shall not be deemed to have occurred under this
         SECTION 6.1(g) if any of the foregoing events occur only with respect to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors and if all such non-Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Restricted Subsidiary.

                   (h) Any representation or warranty made by the Company herein, in any Supplement, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                   (i) Final judgment or judgments for the payment of money aggregating in excess of $1,000,000 (net of insurance proceeds to the extent the insurer has acknowledged liability with respect thereto) is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 45 days from the date of its entry, provided that an Event of Default shall not be deemed to have occurred under this SECTION 6.1(i) if any of the foregoing events occur only with respect to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors and if all such non-Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Restricted Subsidiary; or

                   (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment, provided that an Event of Default shall not be deemed to have occurred under this SECTION 6.1(j) if any of the foregoing events occur only with respect to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors and if all such non-Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Restricted Subsidiary; or

                   (k) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either, provided that an Event of Default shall not be deemed to have occurred under this SECTION 6.1(k) if any of the foregoing events occur only with respect to Restricted Subsidiaries which are not Wholly-owned Restricted Subsidiaries of the Company or Subsidiary Guarantors and if all such non-Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Restricted Subsidiary; or

                   (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution, provided that an Event of Default shall not be deemed to have occurred under this
         SECTION 6.1(l) if any of the foregoing events occur only with respect to Restricted Subsidiaries which are not Wholly-owned Restricted

         Subsidiaries of the Company or Subsidiary Guarantors and if all such non-Wholly-owned Restricted Subsidiaries do not, if considered in the aggregate as a single Restricted Subsidiary, constitute a Significant Restricted Subsidiary; or

                   (m) For any reason any Subsidiary Note Guaranty or any Stock Pledge Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that any of such agreements is invalid, void or unenforceable or any Person which is a party thereto shall contest or deny in writing the validity or enforceability of any of its obligations under such agreement; or

                   (n) Any Plan shall fail to satisfy minimum funding requirements of ERISA, a notice of intent to terminate a Plan shall have been received by the Company, or the aggregate amount of unfunded benefit liabilities shall exceed an amount equal to 5% of Consolidated Net Worth and any such event or events could reasonably be expected to have a Material Adverse Effect.

         Section 6.2. Notice to Holders. When any Default or Event of Default described in the foregoing SECTION 6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of the Company gives any written notice with respect to a default claimed by such holder in such written notice to exist in respect of such Indebtedness for borrowed money or under the instrument or agreement under which such Indebtedness for borrowed money is outstanding, the Company agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding.

         Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of SECTION 6.1 has happened and is continuing with respect to any series of Notes, any holder of any Note of such series may, by notice in writing to the Company sent in the manner provided in
SECTION 9.6, declare the entire principal and all interest accrued on such Note of such series to be, and such Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through (i), inclusive, or paragraphs (m) or (n), of said SECTION
6.1 has happened and is continuing, the holders of a majority of the aggregate principal amount outstanding of any series of Notes may, by notice in writing to the Company in the manner provided in SECTION 9.6, declare the entire principal and all interest accrued on all Notes of such series to be, and all Notes of such series shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j),
(k) or (l) of SECTION 6.1 has occurred, then all outstanding Notes of every series shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of

Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

         Section 6.4. Rescission of Acceleration. The provisions of SECTION 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, or paragraphs (m) or (n), of SECTION 6.1, the holders of 55% or more in aggregate principal amount of the outstanding Notes of any series then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof with respect to such series of the Notes, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes of such series or this Agreement;

                  (b) all arrears of interest upon all the Notes of such series and all other sums payable under the Notes of such series and under this Agreement (except any principal, interest or premium on the Notes of such series which has become due and payable solely by reason of such declaration under SECTION 6.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to SECTION 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto or affect in any manner whatsoever any recission or annulment pertaining to any other series of the Notes or impair any right consequent thereto. Without limiting the foregoing, the provisions of SECTION 6.3 are subject to the condition that if the principal of and accrued interest on any outstanding Note of any series have been declared by the holder thereof to be immediately due and payable by reason of the occurrence of any Event of Default described in paragraph (a), (b) or (c) of SECTION 6.1, such holder may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof.

SECTION 7.           AMENDMENTS, WAIVERS AND CONSENTS.

         Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement or any Supplement with respect to any series of Notes, as the case may be, may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Requisite Holders of such series; provided that without the written consent of the holders of all of the Notes of a particular series then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by SECTION 2.1) of the principal of or the interest on any Note of such series or change the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments in respect of such series, or (c) which will change the definitions of "Make-Whole Amount", "Reinvestment Rate", "Statistical Release" or "Weighted Average Life to Maturity" insofar as the same pertains to such series, or (d) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver or the taking of any other action by Noteholders under any of the provisions of this
SECTION 7 or SECTION 6 insofar as the same pertains to such series.

         Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement, any Supplement or the Notes unless each holder of Notes of each series (irrespective of the amount of Notes then owned by it) shall, if such proposed waiver or amendment shall affect such series, be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered and paid, on the same terms, ratably to the holders of all Notes then outstanding (whether or not any such holder has consented to such waiver or amendment). Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

         Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes of the series to which such amendment or waiver pertains and shall be binding upon them, upon each future holder of any Note of such series and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.           INTERPRETATION OF AGREEMENT; DEFINITIONS.

         Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Acquiring Person" shall mean a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, provided that notwithstanding the foregoing, "Acquiring Person" shall not be deemed to include any member of the Company Control Group unless such member has, directly or indirectly, disposed of, sold or otherwise transferred to, or encumbered or restricted (whether by means of voting trust agreement or otherwise) for the benefit of, an Acquiring Person all or any portion of the Voting Stock of the Company directly or indirectly owned or controlled by such member or such member directly or indirectly votes all or any portion of the Voting Stock of the Company directly or indirectly owned or controlled by such member for the taking of any action which, directly or indirectly, constitutes or would result in a Change of Control, in which event such member of the Company Control Group shall be deemed to constitute an Acquiring Person to the extent of the Voting Stock of the Company owned or controlled by such member.

         "Additional Purchasers" shall mean a purchaser of Additional Notes.

         "Additional Notes" shall have the meaning set forth in SECTION 1.4.

         "Adjusted Leverage Ratio" shall mean, as of any date, the ratio of (a) the Total Seasonally Adjusted Debt as of such date to (b) the Total Adjusted Capitalization as of such date.

         "Affiliate" shall mean any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Restricted Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agreements" shall have the meaning set forth in SECTION 1.3.

         "Attributable Indebtedness of Sale and Leaseback Transactions" shall mean as of the date of any determination thereof with respect to all Sale and Leaseback Transactions entered into by the Company or any Restricted Subsidiary, an amount equal to the lesser of (a) the fair market value of the property or assets which is or are the subject of such Sale and Leaseback Transactions (as determined in good faith by the Board of Directors of the Company at or about the time of the consummation of such Sale and Leaseback Transaction) and (b) the aggregate amount of the Rentals due and to become due (discounted from the respective due dates thereof to such date at the interest rate per annum implicit in such lease, with all such discounts to be computed on the basis of a 360-day year of twelve 30-day months, and otherwise in accordance with GAAP) under the lease or leases relating to such Sale and Leaseback Transactions.

         "Bank Credit Agreement" shall mean the Credit Agreement dated as of November 25, 2002, as the same may be amended, supplemented, replaced, renewed, or otherwise modified from time to time, by and among the Company, lenders party thereto from time to time, Bank One, N.A., as syndication agent and Standard Federal Bank, N.A., as documentation agent.

         "Banks" or "the Banks" shall mean the lenders party to the Bank Credit Agreement.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

         "Change of Control" shall mean the earliest to occur of: (1) the date the Company enters into a binding written agreement with an Acquiring Person to permit such Acquiring Person to acquire, directly or indirectly, beneficial ownership of more than 50% of the total Voting Stock of the Company then outstanding, or (2) the date a tender offer or exchange offer results in an Acquiring Person, directly or indirectly, beneficially owning more than 50% of the total Voting Stock of the Company then outstanding, or (3) the date an Acquiring Person becomes, directly or indirectly, the beneficial owner of more than 50% of the total Voting Stock of the Company then outstanding, or (4) the date of a merger between the Company and any other Person, a consolidation of the Company with any other Person or an acquisition of any other Person by the Company, if immediately after such event, the Acquiring Person shall hold more than 50% of the total Voting Stock of the Company outstanding immediately after giving effect to such merger, consolidation or acquisition, or, if the Company shall not be the surviving entity, of the surviving, resulting or continuing corporation.

         "Change of Control Delayed Prepayment Date" shall have the meaning set forth in SECTION 2.3(b).

         "Change of Control Prepayment Date" shall have the meaning set forth in
SECTION 2.3(a).

         "Closing Date" shall have the meaning set forth in SECTION 1.2.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

         "Collateral Agent" shall mean Bank One, N.A., in its role as Collateral Agent under the Intercreditor Agreement.

         "Company" shall mean Universal Forest Products, Inc., a Michigan corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Universal Forest Products, Inc.

         "Company Control Group" shall mean all, or any combination of, any one or more of the individuals comprising Current Management and who, as of the date of any determination hereof: (a) is employed on a full-time basis by the Company as a director or officer of the Company, and (b) has been so employed for at least three years preceding such date of determination, except Gary Wright who shall in any event be deemed to be a member of the

Company Control Group for so long as he is employed on a full-time basis by the Company as a director or officer.

         "Company Notice" shall have the meaning set forth in SECTION 2.3(a).

         "Consolidated Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals expense (other than Rentals on Capitalized Leases) during such period of the Company and its Restricted Subsidiaries, (b) all Interest Expense on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries and (c) all capitalized interest of the Company and its Restricted Subsidiaries.

         "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Net Earnings" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy;

                  (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (d) net earnings and losses of any corporation (other than a Restricted Subsidiary that is a Restricted Subsidiary prior to being acquired by the Company or any Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                  (e) net earnings and losses of any corporation (other than a Restricted Subsidiary that is a Restricted Subsidiary prior to being consolidated or merged with or into the Company or any Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                  (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                  (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

                  (h) earnings or losses resulting from any reappraisal, revaluation, write-up or write-down of assets (other than earnings or losses resulting from any reappraisal, revaluation, write-up or write-down of assets or a business entity acquired by the Company or any of its Restricted Subsidiaries, which reappraisal, revaluation, write-up or write-down is made (x) in accordance with GAAP and with the concurrence of the Company's independent public accountants and (y) concurrently with the acquisition of such assets or business entity, as the case may be);

                  (i) any deferred or other credit representing any excess of the equity in any Restricted Subsidiary at the date of acquisition thereof over the amount invested in such Restricted Subsidiary;

                  (j) any gain or loss arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period and except any reversal of any contingency reserve created to secure or fund any liability of the Company or any of its Restricted Subsidiaries in connection with the violation of any Environmental Law or in connection with any liability relating to health or medical insurance maintained by the Company or any of its Restricted Subsidiaries if in connection with any such reversal the Company has created an alternative security, contingency reserve or similar such offsetting asset relating to such liability which in the reasonable opinion of the Board of the Directors of the Company is adequate and prudent under the circumstances; and

                  (l) any other extraordinary gain or loss.

         "Consolidated Net Earnings Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings), (b) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (c) Consolidated Fixed Charges during such period.

         "Consolidated Net Worth" shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and its Restricted Subsidiaries and the amount of any foreign currency translation adjustment account shown as a capital account of the Company and its Restricted Subsidiaries, all on a consolidated basis in accordance with GAAP.

         "Consolidated Total Assets" shall mean as of the date of any determination thereof, total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Capitalization" shall mean as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Net Worth.

         "Contingent Liabilities" of any Person shall mean, as of any date, all obligations of such Person or of others for which such Person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

         "Current Debt" of any Person shall mean as of the date of any determination thereof all (i) Indebtedness of such Person other than Funded Debt and (ii) Guaranties by such Person of Current Debt of others.

         "Current Management" shall mean Peter F. Secchia, William G. Currie, Matthew Missad, Michael B. Glenn and Michael R. Cole, whether in case of each of the foregoing, such Person owns capital stock of the Company directly or beneficially.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Domestic Restricted Subsidiary" shall mean any direct or indirect Restricted Subsidiary of the Company organized under the laws of any state of the United States of America or the District of Columbia.

         "Environmental Law" shall mean any federal, state or local statute, law, regulation, order, consent decree or permit relating to the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the disposal, treatment, storage or management of hazardous waste or Hazardous Substances, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation of any thereof, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and the Small Business Liability Relief and Brownfields Revitalization Act of 2002, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution

Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances, and all rules and regulations promulgated thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "Existing Subsidiary Note Guaranty" shall mean the Guaranty Agreement dated as of December 1, 1998 from the Subsidiary Guarantors to the parties therein named, as amended, supplemented or otherwise modified.

         "Event of Default" shall have the meaning set forth in SECTION 6.1.

         "Financial Contract "of a Person shall mean (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "Funded Debt" of any Person shall mean (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Rentals of such Person,
(c) all Guaranties by such Person of Funded Debt of others, and (d) if, during the 365-day period immediately preceding the date of any determination of Funded Debt of such Person, there shall not have been a period of at least 30 consecutive days during which Indebtedness of such Person outstanding under all revolving credit or similar agreements are equal to zero, then, and in such an event, an amount equal to the highest aggregate amount of all such Indebtedness outstanding during any period of 30 consecutive days selected by such Person during such preceding 365-day period.

         "GAAP" shall mean United States generally accepted accounting principles at the time.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation or (2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Hazardous Substance" shall mean chromium, chromated copper arsenate, or any other hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; (d) defined or regulated as an ambient or hazardous air pollutant pursuant to the Clean Air Act (42 U.S.C. Section 7401 et seq.), as amended; or (e) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

         "Indebtedness" of any Person shall mean, as of any date, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person as lessee under any Capitalized Lease, (c) the unpaid purchase price for goods, property or services acquired by such Person, except for accounts payable and other accrued liabilities arising in the ordinary course of business which are not materially past due, (d) all obligations of such Person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), other than obligations incurred in the ordinary course of business, (e) all obligations of such Person in respect of any Financial Contract (valued in an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination for any reason on the date of determination),
(f) to the extent not included in the foregoing, obligations and liabilities which would be classified as part of Total Debt, and (g) all obligations of others similar in character to those described in clauses (a) through (f) of this definition for which such Person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

         "Institutional Holder" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended,
(h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

         "Intercreditor Agreement" shall have the meaning set forth in SECTION 1.5.

         "Interest Expense" for any period shall mean all interest and all amortization of debt discount and any other fees, commissions and expenses (including without limitation net interest costs of interest rate swaps and hedges) on or in respect of any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities and letters of credit and banker's acceptances) for which such calculations are being made. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments and property to be used or consumed in the ordinary course of business.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (a) the aggregate present value as of the date of such prepayment or payment of each dollar of principal being prepaid or paid (taking into account the application of such prepayment or payment required by SECTION 2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment or payment) that would have been payable in respect of such dollar if such prepayment or payment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Notes being prepaid or paid. For purposes of any determination of the Make-Whole Amount:

                  "Reinvestment Rate" shall mean (1) the sum of .50%, plus the yield reported on page "PX1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (New York City, New York time) for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal being prepaid or paid or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of .50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid or paid. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                  "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Requisite Holders.

                  "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid or paid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying (i) the remainder of the amount of principal that would have become due on each scheduled payment date if such prepayment or payment had not been made by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totaling the products obtained in (1).

         "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, affairs, financial condition, assets, or properties of the Company and its Restricted Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligation under this Agreement and the Notes or
(iii) the validity or enforceability of this Agreement or the Notes.

         "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Multiemployer Plan" shall have the same meaning as in ERISA.

         "Noteholder Notice" shall have the meaning set forth in SECTION 2.3(a).

         "Notes" shall have the meaning set forth in SECTION 1.1.

         "Offering Materials" shall mean the Private Placement Memorandum dated November, 2002 delivered to each of the Purchasers by Banc One Capital Markets, Inc.

         "Officer Notes" shall mean notes or other evidences of Indebtedness entered into by officers of the Company within the limitations of this Agreement, including without limitation SECTION 5.14, in connection with and as part of an incentive stock option plan of the Company the purpose of which is to permit such officer to acquire capital stock of the Company.

         "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the coupon rate of interest plus 2% per annum.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Plan" shall mean a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Person" shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Purchasers" shall have the meaning set forth in SECTION 1.1.

         "Qualified Current Debt" and "Qualified Funded Debt" shall mean Current Debt or Funded Debt, as the case may, of a Restricted Subsidiary Guarantor which is a Restricted Subsidiary Guarantor on the Closing Date or any Person who has become a Restricted Subsidiary Guarantor after the Closing Date in accordance with SECTION 5.17 hereof; provided that the obligee of such Current Debt or Funded Debt shall have entered into the Intercreditor Agreement.

         "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property (less, in the case of any determination of Consolidated Fixed Charges, any fixed rents received by the Company or any such Restricted Subsidiary, as sublessor, under any "triple net, non-cancellable" sublease of the same such real or personal property). Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" shall have the same meaning as in ERISA.

         "Requisite Holders" shall mean the holders of at least a majority in aggregate principal amount of the outstanding Notes of a series.

         "Responsible Officer" shall mean the Chief Executive Officer, the President or the Vice President-Finance of the Company.

         "Restricted Subsidiary" shall mean any Subsidiary which: (i) at least 60% of the voting securities are owned by the Company and/or one or more Wholly-owned Restricted Subsidiaries and (ii) the Company has designated a Restricted Subsidiary by notice in writing given to the holders of the Notes, provided that the designation of a Subsidiary as "unrestricted" or "restricted" shall not be changed more than twice.

         "Restricted Subsidiary Guarantor" shall mean a Subsidiary Guarantor that is a Restricted Subsidiary.

         "Sale and Leaseback Transaction" shall mean any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any property owned by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary and thereupon the Company or a Restricted Subsidiary shall lease or intend to lease, as lessee, the same property.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Senior Funded Debt" shall mean all Funded Debt of the Company which is not expressed to be subordinate or junior in rank to any other Funded Debt of the Company.

         "Senior Indebtedness" shall mean all unsecured Indebtedness for borrowed money of the Company which is not expressed to be subordinate or junior in rank to any other Indebtedness for borrowed money of the Company.

         "Significant Restricted Subsidiary" shall mean any one or more Restricted Subsidiaries which, if considered in the aggregate as a single Restricted Subsidiary, would comprise 10% or more of the total assets of the Company and its Subsidiaries on a consolidated basis.

         "Stock Pledge Agreement" shall have the meaning set forth in SECTION 5.18.

         "Subsidiary" shall mean as to any particular parent corporation, any corporation of which more than 50% (of the number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. "Subsidiary" shall mean a subsidiary of the Company.

         "Subsidiary Bank Guaranty" shall mean any Guaranty of any Subsidiary of the Company with respect to the payment of sums due and owing under the Bank Credit Agreement, or any replacement, renewal or modification thereof.

         "Subsidiary Guarantor" shall mean a Subsidiary that Guaranties the payment of the Notes and all other obligations of the Company under this Agreement.

         "Subsidiary Note Guaranty" shall mean any Guaranty of any Subsidiary of the Company with respect to the payment of the Notes and all other sums due and owing by the Company under this Agreement (including the Existing Subsidiary Note Guaranty).

         "Supplement" shall have the meaning set forth in SECTION 1.4.

         "Total Adjusted Capitalization" shall mean, as of any date, the sum of Consolidated Net Worth and Total Seasonally Adjusted Debt as of such date.

         "Total Debt" as of any date, shall mean, without duplication, all of the following for the Company and its Restricted Subsidiaries on a consolidated basis: (a) all Indebtedness for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, acceptances, Capitalized Lease obligations or otherwise, (b) all liabilities secured by any Lien existing on property owned or acquired by the Company or any Restricted Subsidiary subject thereto, whether or not the liability secured thereby shall have been assumed,
(c) all reimbursement obligations under outstanding letters of credit, bankers' acceptances or similar instruments in respect of drafts which (i) may be presented or (ii) have been presented and have not yet been paid and are not included in clause (a) above, and (d) all Guarantees and other Contingent Liabilities relating to indebtedness, obligations or liabilities of the type described in the foregoing clauses (a), (b) and (c).

         "2002 Subsidiary Note Guaranty" shall have the meaning set forth in
SECTION 1.5.

         "Total Seasonally Adjusted Debt" shall mean, as of the end of any fiscal quarter of the Company, the following appropriate amount for such fiscal quarter end: (a) for any fiscal quarter ending in March or June, 85% of Total Debt as of the end of such fiscal quarter, and (b) for any fiscal quarter ending in September or December, 115% of Total Debt as of the end of such fiscal quarter.

         "Tranche A Notes" shall have the meaning set forth in Section
1.1(a)(i).

         "Tranche B Notes" shall have the meaning set forth in Section
1.1(a)(II).

         "Unrestricted Subsidiary" shall mean a Subsidiary of the Company that is not a Restricted Subsidiary.

         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

         Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.           MISCELLANEOUS.

         Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued pursuant to this Agreement.

         At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

         The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

         Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to SECTION 9.1, this SECTION 9.2 or SECTION 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note of the same series and tranche, if any, for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

         Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. Without limiting SECTION 4.1(h), the Company agrees to pay, within fifteen Business Days of receipt thereof, supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of a Closing Date. The Company further agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding and to pay and save you harmless against any and all losses, costs and expenses relating to any request by the Requisite Holders of the Notes for the Company to hire a consultant pursuant to
SECTION 5.16(c). The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement number for each series, and tranche, if any, of the Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number.

         Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

         Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or any Supplement or such other address as you or the subsequent holder of any
Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 2801 East Beltline, N.E., Grand Rapids, Michigan 49525, Attention: Michael R. Cole, or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I to this Agreement or any Supplement, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in Schedule I to this

Agreement or any Supplement, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

         Section 9.7. Environmental Indemnity and Covenant Not to Sue. (a) The Company agrees to indemnify and hold harmless from time to time the Purchasers and each other holder of the Notes, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, officers, counsel and employees of each of the foregoing Persons (the "Indemnified Parties") from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Indemnified Party may become subject (1) under any Environmental Law applicable to the Company or any of its Subsidiaries or any of their respective properties,
(2) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any property owned or operated by the Company or any Subsidiary, (3) as a result of the breach of or non-compliance by the Company or any of its Subsidiaries with any Environmental Law applicable to the Company or any of its Subsidiaries and (4) due to past ownership of any of their respective properties or past activity on any of their respective properties which, though lawful and fully permissible at the time, could result in present liability, except to the extent the acts or omissions of such Indemnified Party, its successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, claim, cost recovery action or lawsuit. The provisions of this SECTION 9.7(a) shall survive termination of this Agreement by payment in full of all of the Notes issued hereunder and shall survive the transfer of any Note or Notes issued hereunder.

         (b) Without limiting the provisions of SECTION 9.7(a), the Company and its successors and assigns hereby waive, release and covenant not to bring against any of the Indemnified Parties any demand, claim, cost recovery action or lawsuit they may now or hereafter have or accrue arising from (1) any Environmental Law now or hereafter enacted (including those applicable to the Company or any of its Subsidiaries), (2) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the properties owned or operated by the Company or any of its Subsidiaries, or (3) the breach of or non-compliance by the Company with any Environmental Law or environmental covenant applicable to the Company or any of its Subsidiaries, except to the extent the acts or omissions of such Indemnified Party, its successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, claim, cost recovery action or lawsuit.

         The foregoing provisions of this SECTION 9.7 shall not restrict the Company's ability to enforce its right to recover damages pursuant to any policy of insurance providing coverage for environmental matters underwritten by any holder of Notes in its capacity as an insurance company.

         Section 9.8. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

         Section 9.9. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein (including any Supplement) and in any certificates delivered pursuant hereto, whether or not in connection with a Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.


        Section 9.10. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

        Section 9.11. Governing Law. THIS AGREEMENT AND THE NOTES ISSUED AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH NEW YORK LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

        Section 9.12. Submission to Jurisdiction. The Company hereby expressly waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Agreement or the Notes which it may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile. The Company agrees that any legal action or proceeding with respect to this Agreement or any Note, or any instrument, agreement or document mentioned or contemplated herein, or to enforce any judgment obtained against the Company in any such legal action or proceeding against it or any of its properties or revenues, may be brought by the holder of any Note in the courts of the County of New York, State of New York or of the United States of America located in New York, New York, as the holder of any Note may elect, and by execution and delivery of this Agreement, the Company irrevocably submits to each such jurisdiction for such purpose only.

         In addition, the Company hereby irrevocably and unconditionally waives, to the extent not prohibited by applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Notes brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees, to the extent not prohibited by applicable law, not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 9.13. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                       UNIVERSAL FOREST PRODUCTS, INC.


                                       By
                                          --------------------------------------

                                          Its:
                                               ---------------------------------


Accepted as of December 18, 2002.

                                       [VARIATION]


                                       By
                                          --------------------------------------

                                          Its:
                                               ---------------------------------

                       INFORMATION RELATING TO PURCHASERS

            NAME AND ADDRESS                           PRINCIPAL AMOUNT OF NOTES
              OF PURCHASER                                  TO BE PURCHASED

CONNECTICUT GENERAL LIFE INSURANCE                            $5,000,000
   COMPANY                                                    $5,000,000
c/o CIGNA Retirement & Investment Services.                   (Tranche A)
280 Trumbull Street
Hartford, Connecticut  06103                                  $8,000,000
Attention: Private and Alternative Investments - H16B         $4,000,000
Fax:  860-534-7203                                            (Tranche B)

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

         J.P.Morgan Chase Bank
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021
         OBI=[name of company; description of security; interest rate; maturity date; PPN; due date] and application (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:

         CIG & Co.
         c/o CIGNA Retirement & Investments Services
         Attention:  Securities Processing, H05P
         280 Trumbull Street
         Hartford, Connecticut  06103

         CIG & Co.
         c/o CIGNA Retirement & Investment Services
         Attention:  Private and Alternative Investments, H16B
         Operations Group
         280 Trumbull Street
         Hartford, Connecticut  06103
         Fax:  860-534-7203



                                   SCHEDULE I
                               (to Note Agreement)
         with a copy to:

         J.P. Morgan Chase Bank
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York  10081
         Attention: CIGNA Private Placements
         Fax:  212-552-3107/1005

Address for All Other Notices:

         CIG & Co.
         c/o CIGNA Retirement & Investments Services
         Attention:  Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut  06103
         Fax:  860-534-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

            NAME AND ADDRESS                           PRINCIPAL AMOUNT OF NOTES
              OF PURCHASER                                  TO BE PURCHASED

PRINCIPAL LIFE INSURANCE COMPANY                              $13,000,000
c/o Principal Global Investors, LLC                           $3,000,000
801 Grand Avenue                                              $1,000,000
Des Moines, Iowa  50392-0800                                  $1,000,000
                                                              $1,000,000
                                                              (Tranche B)

Payments

All payments on or in respect of the Notes to be made by 12:00 Noon (New York City time) by bank wire transfer of immediately available funds to:

         ABA #073000228
         Wells Fargo Bank Iowa, N.A.
         7th and Walnut Streets
         Des Moines, Iowa  50309
         For credit to Principal Life Insurance Company
         Account No. 0000014752
         OBI PFGSE (S) B0065565

         With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

All notices with respect to payments to:

         Principal Global Investors, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0960
         Attention:  Investment Accounting - Securities
         Telefacsimile:  (515) 248-2643
         Confirmation:  (515) 248-2766

All other notices and communications to:

         Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attention: Fixed Income - Securities
         Telefacsimile:  (515) 248-2490
         Confirmation:  (515) 248-3495

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-0127290

            NAME AND ADDRESS                           PRINCIPAL AMOUNT OF NOTES
              OF PURCHASER                                  TO BE PURCHASED

SCOTTISH RE (U.S.), INC.                                      $1,000,000
c/o Principal Global Investors, LLC                           (Tranche B)
801 Grand Avenue
Des Moines, Iowa  50392-0800
Attn:  Fixed Income - Securities

Payments

All payments on account of the Note to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

         Comerica Bank/Trust Operations
         AC:  2158598532
         BNF:  Scottish Annuity & Life Holdings, Ltd.
         AC:  011000734950
         BBI:  Trade Settlement (313) 222-3111
         Bank Routing Number:  072000096
         OBI PFGSE (S) B0065565

         With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

Notices

All notices with respect to the Note payable to Scottish Re, except with respect to payment, should be sent to:

         Scottish Re (U.S.), Inc.
         c/o Principal Global Investors, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attn:  Fixed Income - Securities
         Fax:  (515) 248-2490
         Confirmation:  (515) 248-3495

All notices with respect to payments on the Note payable to Scottish Re should be sent to::

         Scottish Re (U.S.), Inc.
         c/o Principal Global Investors, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attn:  Investment Accounting - Securities
         Fax:  (515) 248-2643
         Confirmation:  (515) 248-2766

Upon closing, deliver Note to:

         Deutsche Bank
         (Bankers Trust Company)
         14 Wall Street
         4th Floor, Window 44
         Comercia Bank A/C 090755
         New York, New York  10015

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number: 23-2038295

            NAME AND ADDRESS                           PRINCIPAL AMOUNT OF NOTES
              OF PURCHASER                                  TO BE PURCHASED

STATE FARM LIFE INSURANCE COMPANY                             $4,000,000
One State Farm Plaza                                          (Tranche A)
Bloomington, Illinois  61710
Attention:  Investment Department E-10                        $4,000,000
                                                              (Tranche B)

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Universal Forest Products, Inc. and as to interest rate, security description, maturity date and PPN, principal, premium or interest") to:

         The Chase Manhattan Bank
         ABA #021000021
         SSG Private Income Processing
         A/C #900-9-000200

         for Credit to:  Account Number G 06893

Notices

Send notices, financial statements, officer's certificates and other correspondence to:

         State Farm Life Insurance Company
         Investment Dept. E-8
         One State Farm Plaza
         Bloomington, IL  61710

Send confirms to:

         State Farm Life Insurance Company
         Investment Accounting Dept. D-3
         One State Farm Plaza
         Bloomington, IL  61710

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  37-0533090

            NAME AND ADDRESS                           PRINCIPAL AMOUNT OF NOTES
              OF PURCHASER                                  TO BE PURCHASED

STATE FARM LIFE & ACCIDENT                                    $1,000,000
   ASSURANCE COMPANY                                          (Tranche A)
One State Farm Plaza
Bloomington, Illinois  61710
Attention:  Investment Department E-10


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Universal Forest Products, Inc. and as to interest rate, security description, maturity date and PPN, principal, premium or interest") to:

         The Chase Manhattan Bank
         ABA #021000021
         SSG Private Income Processing
         A/C #900-9-000200

         for Credit to:  Account Number G 06895

Notices

Send notices, financial statements, officer's certificates and other correspondence to:

         State Farm Life and Accident Assurance Company
         Investment Dept. E-8
         One State Farm Plaza
         Bloomington, IL  61710

Send confirms to:

         State Farm Life and Assurance Company
         Investment Accounting Dept. D-3
         One State Farm Plaza
         Bloomington, IL  61710

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  37-0805091

            NAME AND ADDRESS                           PRINCIPAL AMOUNT OF NOTES
              OF PURCHASER                                  TO BE PURCHASED

THE CANADA LIFE ASSURANCE COMPANY                             $4,000,000
330 University Avenue, SP-11                                  (Tranche B)
Toronto, Ontario, Canada  M5G 1R8
Attention:  Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

         For call or maturity payments:

         Chase Manhattan Bank
         ABA #021-000-021
         Account No. 900-9-000192
         Trust Account No. G52708
         Reference: CUSIP, Name of Issuer & description, and call or maturity date

         For all other payments (by wire):

         Chase Manhattan Bank
         ABA #021-000-021
         Account No. 900-9-000200
         Trust Account No. G52708
         Reference: PPN, Name of Issuer and description, and Principal and Interest payment

         For all other payments (by mail):

         Mail check payment to:
         J. Romeo & Co.
         c/o Chase Manhattan Bank
         P. O. Box 35308
         Newark, New Jersey  07101-8006
         Attention:  Funds Clearance/ A/C#  G52708
         Reference: CUSIP, Name of Issuer and description, and Principal and Interest payment

Notices

Notices with respect to payments and written confirmation of each such payment, to be addressed:

         Chase Manhattan Bank
         North American Insurance
         3 Chase MetroTech Centre, 6th Floor
         Brooklyn, New York  11245
         Attention:  Doll Balbadar

         with a copy to:

         The Canada Life Assurance Company
         330 University Avenue, SP-12
         Securities Accounting
         Toronto, Ontario, Canada  M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  J. Romeo & Co.

Taxpayer I.D. Number:  38-0397420

                     FUNDED DEBT; LIENS SECURING FUNDED DEBT
                (INCLUDING CAPITALIZED LEASES); SUBSIDIARIES; AND
                 RESTRICTED SUBSIDIARIES AS OF THE CLOSING DATE


                                  See Attached










                                   SCHEDULE II
                               (to Note Agreement)

                            ENVIRONMENTAL OBLIGATIONS

                                  See Attached










                                  SCHEDULE III
                               (to Note Agreement)

                         UNIVERSAL FOREST PRODUCTS, INC.

                   5.63% Series 2002-A Senior Note, Tranche A,
                              Due December 18, 2009

                                PPN 913543 B@ 2


No.
                                                               December 18, 2002
$


         UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                        on the 18th day of December, 2009
                             the principal amount of

                                                                    DOLLARS ($ )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 5.63% per annum from the date hereof until maturity, payable semiannually on the 18th day of June and December in each year (commencing on June 18, 2003) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 7.63% per annum.

         Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

         This Note is one of the 5.63% Series 2002-A Senior Notes, Tranche A, due December 18, 2009 of the Company in the aggregate principal amount of $15,000,000, which, together with the 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 of the Company in the aggregate principal amount of $40,000,000, and any Additional Notes are issued or to be issued





                                   EXHIBIT A-1
                               (to Note Agreement)
under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 18, 2002 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and any Additional Purchasers of Additional Notes and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         THIS NOTE AND SAID NOTE AGREEMENTS ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                       UNIVERSAL FOREST PRODUCTS, INC.


                                       By
                                          --------------------------------------

                                          Its:
                                               ---------------------------------




                                     A-1-2

                         UNIVERSAL FOREST PRODUCTS, INC.


                   6.16% Series 2002-A Senior Note, Tranche B,
                              Due December 18, 2012

                                PPN 913543 B# 0


No.
                                                               December 18, 2002
$


         UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                        on the 18th day of December, 2012
                             the principal amount of

                                                                    DOLLARS ($ )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.16% per annum from the date hereof until maturity, payable semiannually on the 18th day of June and December in each year (commencing on June 18, 2003) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 8.16% per annum.

         Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

         This Note is one of the 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 of the Company in the aggregate principal amount of $40,000,000, which, together with the 5.63% Series 2002-A Senior Notes, Tranche A, due December 18, 2009 of the Company in the







                                   EXHIBIT A-2
                               (to Note Agreement)
aggregate principal amount of $15,000,000, and any Additional Notes are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 18, 2002 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and any Additional Purchasers of Additional Notes and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         THIS NOTE AND SAID NOTE AGREEMENTS ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                       UNIVERSAL FOREST PRODUCTS, INC.


                                       By
                                          --------------------------------------

                                          Its:
                                               ---------------------------------




                                     A-2-2

                       [FORM OF SUBSIDIARY NOTE GUARANTY]









\

                                   EXHIBIT B-1
                               (to Note Agreement)

                            [INTERCREDITOR AGREEMENT]











                                   EXHIBIT B-2
                               (to Note Agreement)

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to you as follows:

          1. Subsidiaries. Schedule II attached to the Agreements correctly states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation, the percentage of its Voting Stock owned by the Company and/or its Subsidiaries and whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. The Company and each Restricted Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Restricted Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

         2. Corporate Organization and Authority. The Company, and each Restricted Subsidiary,

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all requisite power and authority and all licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except for any license or permit the failure of which to have would not materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries, taken as a whole; and

                  (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

          3. Business and Property. You have heretofore been furnished with a copy of the Offering Materials (as defined in the Agreements and herein referred to as the "Offering Materials") delivered to you by Banc One Capital Markets, Inc. which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

          4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 27, 1997, December 26, 1998, December 25, 1999, December 30, 2000 and December 29, 2001 and the statements of earnings, shareholders' equity and cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Deloitte & Touche in the case of fiscal years 1997, 1998, 1999 and 2000 and Arthur Andersen LLP in the case of fiscal year 2001, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its





                                    EXHIBIT C
                               (to Note Agreement)
consolidated Subsidiaries as of such dates and the results of their operations and changes in their cash flows for such periods.

         (b) Since December 29, 2001, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         5. Indebtedness. Schedule II attached to the Agreements correctly describes all Current Debt, Funded Debt, Capitalized Leases and Attributable Indebtedness of Sale and Leaseback Transactions of the Company and its Restricted Subsidiaries outstanding on the first and second Closing Date.

         6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements, the Offering Materials or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Restricted Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

         7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect.

         8. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.

         9. Patents and Trademarks. The Company and each Restricted Subsidiary owns or possesses all patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

         10. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements (including any Supplement) and the Notes:

                     (a) are within the corporate powers of the Company;

                  (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other material agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                  (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

         11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the issuance, sale or delivery of the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

         13. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1997, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

         14. Use of Proceeds. The net proceeds from the sale of the Notes will be used for general corporate purposes including to repay existing Indebtedness of the Company and its Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Restricted Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Paragraph 14, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 15 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

         16. ERISA. (a) The Company and each ERISA Affiliate (i) have operated and administered each of its plans in compliance with all applicable laws, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect, and (ii) has not incurred any Material liability, nor has any event, transaction or condition occurred or exists that would reasonably be expected to result in the incurrence of any such Material liability or the imposition of any Material Lien, pursuant to Title I or IV of ERISA or pursuant to penalty or excise tax provisions of the Code relating to employee benefit plans or to Section 401(a)(29) or 412 of the Code.

         (b) The present value of the aggregate benefit liabilities under each of its plans (other than multiemployer plans), determined as of the end of such plan's most recently ended plan year, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities, or such deficit, if any, did not exceed 5% of Adjusted Consolidated Net Worth. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

         (c) The Company currently does not have any Multiemployer plans.

         (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited consolidated financial statements of the Company and its Subsidiaries.

         (e) The execution and delivery of the Note Agreement and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code which in either event could reasonably be expected to result in a Material Adverse Effect. The representation is made in reliance upon and subject to the accuracy of the representation as to the sources of the funds used to pay the purchase price of the Notes to be purchased.

         17. Compliance with Law. Neither the Company nor any Restricted Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect or impair the ability of the Company to perform its obligations contained in the Agreement (including any Supplement) or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

         18. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

         19. Foreign Assets Control Regulations, etc. Neither the Company nor any of the Company's Restricted Subsidiaries or Affiliates is, by reason of being a "national" of "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statue or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property. Without limiting the foregoing, neither the Company nor any Restricted Subsidiary (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079
(2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

         20. Environmental Matters. To the best of the Company's knowledge, except for any of such matters which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the following clauses
(a) through (f) are true and correct:

                  (a) the Company, each Restricted Subsidiary, and the properties each owns or operates comply with every applicable Environmental Law;

                  (b) the Company and each Restricted Subsidiary has obtained all permits, licenses and other governmental approvals required by every applicable Environmental Law for its operations and the properties it owns or operates;

                  (c) no Hazardous Substance has been released or disposed at any property currently owned or operated or while previously owned or operated by the Company or any Restricted Subsidiary;

                  (d) neither the Company nor any Restricted Subsidiary has any liability for restoration, removal, remedial, response or corrective action, natural resource damage or other harm pursuant to any applicable Environmental Law, either with respect to properties currently or previously owned or operated by the Company and its Subsidiaries;

                  (e) neither the Company nor any Restricted Subsidiary is subject to, has notice or knowledge of or is required to give any notice of any claim, demand, action, lawsuit or legal proceeding pursuant to any applicable Environmental Law in connection with the operations of or the properties owned by the Company or any Restricted Subsidiary; and

                  (f) there is no legal or regulatory proceeding pending or applicable Environmental Law which would be expected to prohibit or materially reduce the use of chromated copper arsenate or any other wood preservative by the Company or any Restricted Subsidiary.

                      SUPPLEMENT TO NOTE PURCHASE AGREEMENT


                                                                     Dated as of

                                                      --------------------, ----

To the Purchaser(s) named in
Schedule I hereto


Ladies and Gentlemen:

         This [Number] Supplement to Note Purchase Agreement (the "Supplement") is between Universal Forest Products, Inc. (the "Company") whose address is 2801 East Beltline, N.E. Grand Rapids, Michigan 49525 and the institutional investors named on Schedule I attached hereto (the "Purchasers").

         Reference is hereby made to the separate and several Note Purchase Agreements dated as of December 18, 2002 (the "Note Agreements") between the Company and the purchasers listed on Schedule I thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Agreements. Reference is further made to Section 4.3 thereof which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

         The Company hereby agrees with the Purchaser(s) named on Schedule I hereto as follows:

         1. The Company has authorized the issue and sale of $__________ aggregate principal amount of its _____% Series ___ Senior Notes, due _________, ____ (the "Series ___ Notes"). The Series ___ Notes, together with the Series 2002-A Notes initially issued pursuant to the Note Agreements and each series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 1.4 of the Note Agreements, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 9.2 of the Note Agreement). The Series
___ Notes shall be substantially in the form attached hereto as Exhibit 1 with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

         2. Subject to the terms and conditions hereof and as set forth in the Note Agreements and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series __ Notes in the principal amount [and of the tranche] set forth opposite such Purchaser's name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

         3. Delivery of the $__________ in aggregate principal amount of the Series __ Notes will be made at the offices of _________________________, _______________,






                                    EXHIBIT F
                               (to Note Agreement)

_________, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Banc One Capital Markets, Inc., Chicago, Illinois in the amount of the purchase price at 10:00 A.M., Chicago time, on __________, _____ or such later date (not later than _____, _____) as shall mutually be agreed upon by the Company and the Purchasers of the Series ____ Notes (the "Closing Date").

         4. [Here insert prepayment provisions (including any applicable premium upon default and acceleration), closing conditions and representations and warranties applicable to Series ___ Notes].

         5. The Purchaser represents and warrants that the representations and warranties set forth in Section 3.2 of the Note Agreements are true and correct on the date hereof with respect to the Series __ Notes.

         6. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Agreements as if such Purchaser were an original signatory to the Note Agreements.

         The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                       UNIVERSAL FOREST PRODUCTS, INC.


                                       By
                                          --------------------------------------

                                          Printed Name:
                                                        ------------------------

                                          Its:
                                               ---------------------------------


Accepted as of __________, _____

                                       [VARIATION]


                                       By
                                          --------------------------------------

                                          Printed Name:
                                                        ------------------------

                                          Its:
                                               ---------------------------------

                             FORM OF SERIES __ NOTE

                        ___% Series __ Note, Tranche __,

                                  Due _________


                                PPN ____________


No.
                                                                 ---------------
$


         UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation (the "Company"), for value received, hereby promises to pay to or registered assigns

                      on the _____ day of ________________

                             the principal amount of

                                                                    DOLLARS ($ )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of ___% per annum from the date hereof until maturity, payable ___________ on the ______ day of _______ and _________ in each year (commencing on ___________________) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of
(a) the maximum interest rate permitted by law and (b) _____% per annum.

         Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

         This Note is one of the ___% Series ____ Notes, Tranche __, due _________ of the Company in the aggregate principal amount of $_________, which, together with the 5.63% Series 2002-A Senior Notes, Tranche A, due December 18, 2009 of the Company in the aggregate principal amount of $15,000,000, the 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 of the Company in the





                                   SCHEDULE I
                            (to [Number] Supplement)
aggregate principal amount of $40,000,000 and any Additional Notes are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 18, 2002 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and any Additional Purchasers of Additional Notes and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         THIS NOTE AND SAID NOTE AGREEMENTS ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                       UNIVERSAL FOREST PRODUCTS, INC.



                                       By
                                          --------------------------------------


                                          Its:
                                               ---------------------------------

================================================================================


                               GUARANTY AGREEMENT



                         Dated as of December 18, 2002



                                       By

                   UNIVERSAL FOREST PRODUCTS OF MODESTO LLC,

                                 TRESSTAR, LLC,

                             UNIVERSAL TRUSS, INC.,

                              UFP VENTURES, INC.,

                             UFP VENTURES II, INC.,

               UNIVERSAL FOREST PRODUCTS WESTERN DIVISION, INC.,

               UNIVERSAL FOREST PRODUCTS EASTERN DIVISION, INC.,

                        SHOFFNER HOLDING COMPANY, INC.,

                    CONSOLIDATED BUILDING COMPONENTS, INC.,

                    UNIVERSAL FOREST PRODUCTS SHOFFNER, LLC,

             UNIVERSAL FOREST PRODUCTS INDIANA LIMITED PARTNERSHIP,

              UNIVERSAL FOREST PRODUCTS TEXAS LIMITED PARTNERSHIP,

                UNIVERSAL FOREST PRODUCTS HOLDING COMPANY, INC.,

                             UFP REAL ESTATE, INC.,

                           SYRACUSE REAL ESTATE, LLC

                                      and

               UNIVERSAL FOREST PRODUCTS RECLAMATION CENTER, INC.


                          Re: $55,000,000 Senior Notes
                                 due 2009-2012

                                       of
                        UNIVERSAL FOREST PRODUCTS, INC.


================================================================================

                               GUARANTY AGREEMENT


                                     PARTIES

         THIS GUARANTY AGREEMENT, dated as of December 18, 2002 (this "Guaranty"), is made by UNIVERSAL FOREST PRODUCTS OF MODESTO LLC, TRESSTAR, LLC, UFP VENTURES, INC., UFP VENTURES II, INC., CONSOLIDATED BUILDING COMPONENTS, INC., UNIVERSAL FOREST PRODUCTS EASTERN DIVISION, INC., UNIVERSAL FOREST PRODUCTS WESTERN DIVISION, INC., SHOFFNER HOLDING COMPANY, INC., UNIVERSAL FOREST PRODUCTS SHOFFNER, LLC, UFP REAL ESTATE, INC., UNIVERSAL TRUSS, INC., UNIVERSAL FOREST PRODUCTS INDIANA LIMITED PARTNERSHIP, UNIVERSAL FOREST PRODUCTS TEXAS LIMITED PARTNERSHIP, UNIVERSAL FOREST PRODUCTS HOLDING COMPANY, INC., SYRACUSE REAL ESTATE, LLC AND UNIVERSAL FOREST PRODUCTS RECLAMATION CENTER, INC. (each, a "Guarantor" and collectively, the "Guarantors") in favor of each of the Noteholders (as defined below).


                                    RECITALS

         A. Each Guarantor is wholly-owned, directly or indirectly, by Universal Forest Products, Inc., a corporation incorporated under the laws of Michigan (the "Company").

         B. Pursuant to the separate and several Note Agreements, each dated as of December 18, 2002 (the "Note Agreements"), between the Company and the Purchasers named on Schedule I thereto (each, a "Purchaser," and collectively, the "Purchasers"), the Company has agreed to issue and sell to the Purchasers
(a) $15,000,000 in principal amount of the Company's 5.63% Series 2002-A Senior Notes, Tranche A, due December 18, 2009 (the "Tranche A Notes") and (b) $40,000,000 in principal amount of the Company's 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 (the "Tranche B Notes"; the Tranche B Notes and the Tranche A Notes are hereinafter collectively referred to as the "Notes").

         C. Each Guarantor will receive substantial direct and indirect benefit from the sale of the Notes.

         D. The Purchasers have required as a condition to their purchase of the Notes that the Guarantors enter into this Guaranty as security for the Notes and accordingly the Guarantors have agreed to provide this Guaranty.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and for the purpose of inducing the Purchasers to purchase the Notes and in further consideration of the sum of Ten Dollars ($10.00) paid to the Guarantors by the Purchasers, the receipt and sufficiency of which is hereby acknowledged, the Guarantors do hereby covenant and agree as follows:

         1. Defined Terms. As used in this Guaranty, terms defined in the first paragraph of this Guaranty and in the recital paragraphs are used herein as defined therein, and the following terms shall have the following meanings:

         "Cumulative Guarantors" shall mean the Guarantors and all other future guarantors of the Liabilities.

         "Liabilities" shall mean all indebtedness, obligations and liabilities of the Company to any of the Noteholders in connection with or pursuant to the Note Agreements and the Notes, including, without limitation, all principal, interest, premium, charges, fees and all costs and expenses, including, without limitation, reasonable fees and expenses of counsel, in each case whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise.

         "Noteholders" shall mean the Purchasers and any subsequent holders of the Notes.

         All other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note Agreements.

         2. Guarantee. (a) Each Guarantor hereby guarantees to the Noteholders, irrevocably, absolutely and unconditionally, as primary obligor and not as surety only, the prompt and complete payment of the Liabilities.

                  (b) All payments to be made under this Guaranty (except pursuant to paragraph (c) below) shall be made to each Noteholder pro rata in accordance with the unpaid amount of Liabilities held by each Noteholder at the time of such payment.

                  (c) The Guarantors agree to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by any Noteholder in connection with enforcing the obligations of any of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel.

         3. Consents to Renewals, Modifications and other Actions and Events. This Guaranty and all of the obligations of the Guarantors hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Liabilities or any of the Note Agreements;
(b) any extension, indulgence, increase in the Liabilities or other action or inaction in respect of any of the Note Agreements or otherwise with respect to the Liabilities, or any acceptance of security for, or other guaranties of, any of the Liabilities or Note Agreements, or any surrender, release, exchange, impairment or alteration of any such security or guaranties, including, without limitation, the failing to perfect a security interest in any such security or abstaining from taking advantage of or realizing upon any other guaranties or upon any security interest in any such security; (c) any default by the Company under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Note Agreements; (d) any waiver by any Noteholder or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the

Note Agreements, any other guaranties or otherwise with respect to the Liabilities; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty, any other guaranty or any of the Note Agreements; (f) any sale, lease, transfer or other disposition of the assets of the Company or any consolidation or merger of the Company with or into any other person, corporation, or entity, or any transfer or other disposition of any shares of capital stock of the Company; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting the Company or any other guarantor of the Liabilities; (h) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition under any of the Liabilities or contained in any of the Note Agreements, of any Cumulative Guarantor or of this Guaranty, by operation of law or otherwise; or
(i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder or constitute a defense hereto, including, without limitation, any act or omission by any Noteholder or any other person which increases the scope of any Guarantor's risk, and in each case described in this paragraph whether or not any Guarantor shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Guarantor. Each Guarantor warrants to the Noteholders that it has adequate means to obtain from the Company on a continuing basis information concerning the financial condition and other matters with respect to the Company and that it is not relying on any Noteholder to provide such information either now or in the future.

         4. Waivers, Etc. Each Guarantor unconditionally waives: (a) notice of any of the matters referred to in Paragraph 3 above; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any Noteholder, including, without limitation, notice to the Guarantors of default, presentment to and demand of payment or performance from the Company and protest for non-payment or dishonor; (c) any right to the exercise by any Noteholder of any right remedy, power or privilege in connection with any of the Note Agreements; (d) any requirement of diligence or marshaling on the part of any Noteholder; (e) any requirement that any Noteholder, in the event of any default by the Company, first make demand upon or seek to enforce remedies against, the Company or any other Cumulative Guarantor before demanding payment under or seeking to enforce this Guaranty; (f) any right to notice of the disposition of any security which any Noteholder may hold from the Company or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with any Noteholder's administration of any of the Liabilities, any of the Note Agreements or any other Cumulative Guarantor, or any other act or omission of any Noteholder which changes the scope of such Guarantor's risk. The obligations of each Guarantor hereunder shall be complete and binding forthwith upon the execution of this Guaranty by it and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

         5. Nature of Guaranty; Payments. This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment and not a guaranty of collection, and is wholly independent of and in addition to other rights and remedies of any Noteholder with respect to the Company, any collateral, any Cumulative Guarantor or otherwise, and it is not contingent upon the pursuit by any Noteholder of any such rights and remedies, such pursuit being hereby waived by each Guarantor. The obligations of each Guarantor hereunder shall be continuing and shall continue (irrespective of any statute of limitations otherwise applicable) and cover and include all the Liabilities of the Company accruing or in the process of accruing to the Noteholders before the Noteholders deliver to the Guarantors a release of this Guaranty, which is in writing, refers specifically to this Guaranty, and is signed by a President, a Senior Vice-President, or a Vice-President of each Noteholder. Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full and irrevocable payment and performance of all of the Liabilities and the expiration or termination of all the Note Agreements. All payments to be made by the Guarantors hereunder shall be made without set-off or counterclaim, and each Guarantor hereby waives the assertion of any set-off or counterclaim in any proceeding to enforce its obligations hereunder. All payments to be made by each Guarantor hereunder shall also be made without deduction or withholding for, or on account of, any present or future taxes or other similar charges of whatsoever nature, provided that if any Guarantor is nevertheless required by law to make any deduction or withholding, such Guarantor shall pay to the Noteholders such additional amounts as may be necessary to ensure that the Noteholders shall receive a net sum equal to the sum which it would have received had no such deduction or withholding been made. Each Guarantor agrees that, if at any time all or any part of any payment previously applied by any Noteholder to any of the Liabilities must be returned by such Noteholder for any reason, whether by court order, administrative order, or settlement and whether as a "voidable preference", "fraudulent conveyance" or otherwise, each Guarantor remains liable for the full amount returned as if such amount had never been received by such Noteholder, notwithstanding any termination of this Guaranty or any cancellation of any of the Note Agreements and the Liabilities and all obligations of each Guarantor hereunder shall be reinstated in such case.

         6. Evidence of Liabilities. Each Noteholder's books and records showing the Liabilities shall be admissible in any action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the Liabilities due from the Company and shall constitute prima facie proof, absent manifest error, of the Liabilities of the Company to such Noteholder, as well as the obligations of each Guarantor to such Noteholder.

         7. Subordination, Subrogation, Contribution, Etc. Each Guarantor agrees that all present and future indebtedness, obligations and liabilities of the Company to such Guarantor shall be fully subordinate and junior in right and priority of payment to any indebtedness of the Company to the Noteholders, and no Guarantor shall have any right of subrogation, contribution (including, without limitation, the contribution and subrogation rights granted below), reimbursement or indemnity whatsoever nor any right of recourse to security for the debts and obligations of the Company unless and until all Liabilities shall have been paid in full, such payment is not subject to any possibility of revocation or rescission and all Note Agreements have expired or been terminated. Subject to the preceding sentence, if any Guarantor makes a payment in respect of the Liabilities it shall be subrogated to the rights of the payee against the Company with respect to such payment and shall have the rights of contribution set forth below against all other Cumulative Guarantors and each Guarantor agrees that all other Cumulative Guarantors shall have the rights of contribution against it set forth below. If any Guarantor makes a payment in respect of the Liabilities that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Guarantors an amount such that the net payments made by the Cumulative Guarantors in respect of the Liabilities shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares. If any Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments received by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Cumulative Guarantors an amount such that the subrogation payments received by the Guarantors shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares.

         For purposes of this Guaranty, the "Payment Share" of any Cumulative Guarantor shall be the sum of (a) the aggregate proceeds of the Liabilities received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date (as hereinafter defined)), plus (b) the product of (i) the aggregate Liabilities remaining unpaid on the date such Liabilities become due and payable in full, whether by stated maturity, acceleration or otherwise (the "Determination Date") reduced by the amount of such Liabilities attributed to all of the Cumulative Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Guaranty (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of all of the Cumulative Guarantors, determined for each Cumulative Guarantor on the respective effective date of the guaranty signed by such Cumulative Guarantor.

         8. Assignment by Noteholders. Each Noteholder shall have the right to assign and transfer this Guaranty to any assignee of any portion of the Liabilities. Each Noteholder's successors and assigns hereunder shall have the right to rely upon and enforce this Guaranty.

         9. Joint and Several Obligations. The obligations of the Guarantors hereunder and all other Cumulative Guarantors shall be joint and several and each Guarantor shall be liable for all of the Liabilities to the extent provided herein regardless of any other Cumulative Guarantors, and each Noteholder shall have the right, in its sole discretion to pursue its remedies against any Guarantor without the need to pursue its remedies against any other Cumulative Guarantor, whether now or hereafter in existence, or against any one or more Cumulative Guarantors separately or against any two or more jointly, or against some separately and some jointly.

         10. Representations and Warranties. Each Guarantor hereby represents and warrants to the Noteholders that:

                  (a) the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor, or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such Guarantor;

                  (b) this Guaranty constitutes a legal, valid and binding agreement of each Guarantor, enforceable against such Guarantor in accordance with its terms;

                  (c) as of the date hereof, each of the following is true and correct for each Guarantor, assuming value is given to the rights of contribution and subrogation as described in Section 7 hereof: (i) the fair saleable value and the fair valuation of such Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) each Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions and (iii) each Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due; and

                  (d) the Company and the Guarantors are engaged as an integrated group in the business of providing related services; the integrated operation requires financing on such a basis that proceeds from the sale of Notes paid to the Company by the Purchasers can be made available from time to time to various subsidiaries of the Company, as required for the continued successful operation of the integrated group as a whole; and each Guarantor has requested that the Purchasers purchase the Notes from the Company for the purpose of financing the integrated operations of the Company and its subsidiaries, including such Guarantor, with such Guarantor expecting to derive benefit, direct or indirectly, from the purchase of the Notes by the Purchasers from the Company, both in such Guarantor's separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of such Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole. Each of the Guarantors hereby determines and agrees that the execution, delivery and performance of this Guaranty are necessary and convenient to the conduct, promotion or attainment of the business of such Guarantor and in furtherance of the corporate purposes of such Guarantor.

         11. Binding on Successors and Assigns. This Guaranty shall be the valid, binding and enforceable obligation of the Guarantors and their successors and assigns.

         12. Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with each Noteholder that, should the Liabilities not be recoverable from any Guarantor as guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of any of the Liabilities or the Note Agreements being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Noteholder at any time, each Guarantor as original and independent obligor, upon demand by the Noteholders, will make payment to the Noteholders of the Liabilities by way of a full indemnity.

         13. Cumulative Rights and Remedies, Etc. The obligations of each Guarantor under this Guaranty are continuing obligations and a new cause of action shall arise in respect of each default hereunder. No course of dealing on the part of any Noteholder, nor any delay or failure on the part of any Noteholder in exercising any right, power or privilege hereunder, shall operate as a waiver of such right, power, or privilege or otherwise prejudice the Noteholders' rights and remedies hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to any Noteholder under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Noteholders may be exercised from time to time and as often as may be deemed expedient by any Noteholder.

         14. Severability. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby, and any provision hereunder found partially unenforceable shall be interpreted to be enforceable to the fullest extent possible. If at any time all or any portion of the obligation of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under any fraudulent conveyance or transfer laws or similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantified economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Liabilities were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise and (iii) the maximum amount of which this Guaranty is determined to be enforceable.

         15. Merger, Amendments. This Guaranty is intended as a final expression of the subject matter hereof and is also intended as a complete and exclusive statement of the terms hereof. Each Guarantor's liability hereunder is independent of and in addition to its liability under any other guaranty previously of subsequently executed. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Guaranty. None of the terms and provisions of this Guaranty may be waived, altered, modified or amended in any way except by an instrument in writing executed by duly authorized officers of each Noteholder and the Guarantors.

         16. Consent to Jurisdiction. Notwithstanding the place where any Liability originates or arises, or is to be repaid, any suit, action or proceeding arising out of or relating to this Guaranty or any of the Note Agreements may be instituted in any court of the United States of America or the State of Illinois, sitting in the City of Chicago, State of Illinois, and each Guarantor hereby irrevocably waives any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such suit action or proceeding has been brought in an inconvenient forum; and each Guarantor hereby irrevocably submits his person and property to the jurisdiction of any such court in any such suit, action or proceeding. Each Guarantor hereby consents to the service of process in any suit action or proceeding of the nature referred to in this paragraph by the mailing of a copy thereof by registered or certified mail, postage prepaid, or personally delivering a copy thereof to such Guarantor, at the address set forth under its signature below, or at such other address as such Guarantor may hereafter specify to the Noteholders in writing. Nothing in this paragraph shall affect the right of any Noteholder to serve process in any other manner permitted by law or limit the right of the Noteholders to bring proceedings against any Guarantor or any of its property in the courts of any other jurisdiction in which it is subject to service of process. To the extent that any Guarantor now or hereafter may be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Guaranty or the transactions contemplated hereby, to claim itself or its revenues, assets or properties any immunity (including, without limitation, immunity from service of process, jurisdiction, suit, judgment, counterclaim, enforcement of or execution on a judgment attachment prior to the judgment, attachment in aid of execution of a judgment or other legal process), and to the extent that in any such jurisdiction there may be attributed any such immunity (whether or not claimed), such Guarantor hereby irrevocably undertakes not to claim and hereby irrevocably waives any such immunity to the fullest extent permitted by law. Each Guarantor irrevocably and generally consents in respect of any proceedings to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever of any order or judgment which may be made or given in those proceedings.

         17. Governing Law; Headings. This Guaranty shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to the choice of law principles of such state. The headings of the various paragraphs hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         18. Notices. Any notice, demand, consent or request given or made to each Guarantor by any Noteholder shall be deemed to have been duly given or made if sent in writing (including telecommunications) to such Guarantor to the address or telex or telecopy number set forth below the name of such Guarantor on the signature page hereof, or at such other address or telex or telecopy number as such Guarantor may hereafter specify to the Noteholders in writing. All notices or other communications sent by means of telecopy, telex or other wire transmission shall be made with request for assurance of receipt in a manner typical with respect to communications of that type. Written notices or other communications shall be deemed delivered upon receipt if delivered by hand or by telecopy, three business days after mailing if mailed, or one business day after deposit with an overnight courier service if delivered by overnight courier. Notices or other communications delivered by hand shall be deemed delivered upon receipt.

         19. WAIVER OF JURY TRIAL. THE NOTEHOLDERS, IN ACCEPTING THIS GUARANTY, AND THE GUARANTORS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE NOTEHOLDERS NOR THE GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER

ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF THE NOTEHOLDERS OR THE GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM. THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO THE NOTEHOLDERS BY THE GUARANTORS WITHOUT ANY DURESS OR COERCION, AND AFTER EACH GUARANTOR HAS EITHER CONSULTED WITH COUNSEL OR BEEN GIVEN AN OPPORTUNITY TO DO SO. EACH GUARANTOR HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY AND OF EACH NOTE AGREEMENT.



                              [INTENTIONALLY BLANK]

                                       UNIVERSAL FOREST PRODUCTS OF MODESTO
                                         LLC


                                       By
                                         Its
                                            ------------------------------------


                                       TRESSTAR, LLC


                                       By
                                         Its
                                            ------------------------------------


                                       UNIVERSAL TRUSS, INC.


                                       By
                                         Its
                                            ------------------------------------


                                       UFP VENTURES, INC.


                                       By
                                         Its
                                            ------------------------------------

                                       UFP VENTURES II, INC.,


                                       By
                                         Its
                                            ------------------------------------


                                       UNIVERSAL FOREST PRODUCTS WESTERN
                                         DIVISION, INC.


                                       By
                                         Its
                                            ------------------------------------


                                       UNIVERSAL FOREST PRODUCTS EASTERN
                                         DIVISION, INC.


                                       By
                                         Its
                                            ------------------------------------


                                       SHOFFNER HOLDING COMPANY, INC.


                                       By
                                         Its
                                            ------------------------------------


                                       CONSOLIDATED BUILDING COMPONENTS, INC.


                                       By
                                         Its
                                            ------------------------------------

                                       UNIVERSAL FOREST PRODUCTS SHOFFNER,
                                         LLC.


                                       By
                                         Its
                                            ------------------------------------


                                       UNIVERSAL FOREST PRODUCTS INDIANA
                                         LIMITED PARTNERSHIP


                                       By
                                         Its
                                            ------------------------------------


                                       UNIVERSAL FOREST PRODUCTS TEXAS
                                         LIMITED PARTNERSHIP


                                       By
                                         Its
                                            ------------------------------------


                                       UNIVERSAL FOREST PRODUCTS HOLDING
                                         COMPANY, INC.


                                       By
                                         Its
                                            ------------------------------------


                                       UFP REAL ESTATE, INC.


                                       By
                                         Its
                                            ------------------------------------

                                       SYRACUSE REAL ESTATE, LLC


                                       By
                                         Its
                                            ------------------------------------


                                       UNIVERSAL FOREST PRODUCTS RECLAMATION
                                         CENTER, INC.


                                       By
                                         Its
                                            ------------------------------------